UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Olympic Steel, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Olympic Steel, Inc., 22901 Millcreek Boulevard, Suite 650, Highland Hills, Ohio 44122 (216) 292-3800

To Our Shareholders:

You are invited to attend the 2016 Annual Meeting of Shareholders of Olympic Steel, Inc. to be held at 5096 Richmond Road, Bedford Heights, Ohio 44146, on April 29, 2016 at 10:00 a.m. EDT. We are pleased to enclose the notice of the 2016 Annual Meeting of Shareholders, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.

You are asked to: (1) approve the election of Directors nominated by the Board of Directors; (2) ratify the selection of Olympic Steel, Inc.’s independent auditors for the year ending December 31, 2016; (3) approve, on an advisory basis, our named executive officer compensation; and (4) approve the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan. Your Board of Directors unanimously recommends that you vote “FOR” all of the Director nominees nominated by the Board and “FOR” all of the other proposals. Please carefully review the Proxy Statement and then complete and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

Sincerely,

Michael D. Siegal

Chairman and Chief Executive Officer

March 21, 2016

Olympic Steel, Inc., 22901 Millcreek Boulevard, Suite 650, Highland Hills, Ohio 44122 (216) 292-3800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 29, 2016

Notice is hereby given that the 2016 Annual Meeting of Shareholders of Olympic Steel, Inc., an Ohio corporation, which is referred to as the Company, will be held on April 29, 2016, at 5096 Richmond Road, Bedford Heights, Ohio 44146, at 10:00 a.m. EDT, for the following purposes:

1. To elect the following Directors to the class whose two-year term will expire in 2018: David A. Wolfort, Ralph M. Della Ratta, Dirk A. Kempthorne and Howard L. Goldstein;

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2016;

3. To approve, on an advisory basis, our named executive officer compensation;

4. To approve the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan; and

5. To transact any other business properly brought before the 2016 Annual Meeting of Shareholders or any adjournment or postponement of the 2016 Annual Meeting of Shareholders.

Only shareholders of record of the Company’s common stock on the books of the Company at the close of business on March 10, 2016 will be entitled to vote at the 2016 Annual Meeting or any adjournment or postponement of the 2016 Annual Meeting.

Your vote is important. All shareholders are invited to attend the 2016 Annual Meeting in person. However, to ensure your representation at the 2016 Annual Meeting, please mark, date and sign the enclosed proxy, and return it promptly in the enclosed envelope. Any shareholder attending the 2016 Annual Meeting may vote in person even if the shareholder returned a proxy.

By Order of the Board of Directors

Christopher M. Kelly

Secretary

Cleveland, Ohio

March 21, 2016

The enclosed proxy is being solicited on behalf of the Board of Directors of the Company and can be returned in the enclosed envelope, which requires no postage if mailed in the United States.

2016 ANNUAL MEETING

April 29, 2016

THE PROXY AND SOLICITATION

This Proxy Statement is being mailed on or about March 21, 2016 to the shareholders of Olympic Steel, Inc., which is referred to as the “Company”, “we,” “our” or “us,” in connection with the solicitation by the Company’s Board of Directors, which is referred to as the Board, of the enclosed form of proxy for the 2016 Annual Meeting of Shareholders, which is referred to as the Annual Meeting, to be held on April 29, 2016, at 5096 Richmond Road, Bedford Heights, Ohio 44146, at 10:00 a.m. EDT. Pursuant to the Title XVII, Chapter 1701 of the Ohio Revised Code, any shareholder signing and returning the enclosed proxy has the power to revoke it by giving notice of such revocation to the Company in writing or at the Annual Meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by proxy of at least a majority of the outstanding shares of the common stock of the Company, which we refer to as the Common Stock, entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum has been achieved.

The Company will bear the expense of preparing, printing and mailing this Proxy Statement. Although the Company has not retained a proxy solicitor to aid in the solicitation of proxies, it may do so in the future if the need arises, and does not believe that the cost of any such proxy solicitor will be material. In addition to solicitation of proxies by mail, certain Directors, officers and other employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail or by personal contacts. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners and will, upon request, reimburse them for their out-of-pocket expenses.

PURPOSES OF ANNUAL MEETING

The Annual Meeting has been called for the purposes of: (1) electing the following Directors to the class whose two-year term will expire in 2018: David A. Wolfort, Ralph M. Della Ratta, Dirk A. Kempthorne and Howard L. Goldstein; (2) ratifying the selection of PricewaterhouseCoopers LLP, which is referred to as PwC, as the Company’s independent auditors for the year ending December 31, 2016; (3) approving, on an advisory basis, our named executive officer compensation; (4) approve the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan; and (5) transacting such other business as may properly come before the Annual Meeting and any adjournments thereof.

The persons named in the enclosed proxy have been selected by the Board and will vote Common Stock represented by valid proxies. Unless otherwise indicated in the enclosed proxy, they intend to vote “FOR” the election of the Director-nominees named herein, “FOR” the ratification of the selection of PwC as the Company’s independent auditors for the year ending December 31, 2016, “FOR” the approval, on an advisory basis, of our named executive officer compensation and “FOR” the approval of the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan.

VOTING SECURITIES

The Board has established the close of business on March 10, 2016 as the record date for determining shareholders entitled to notice of the Annual Meeting and to vote. On that date, 10,956,178 shares of Common Stock were outstanding and entitled to one vote per share on all matters properly brought before the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board currently consists of eight members and is divided into two classes, whose members serve for a staggered, two-year term. The term of one class, which currently consists of four Directors, expires in 2017; the term of the other class, which currently consists of four Director nominees, expires at the Annual Meeting.

The Board has nominated David A. Wolfort, Ralph M. Della Ratta, Dirk A. Kempthorne and Howard L. Goldstein to be elected as Directors for a two-year term. The two-year term will end upon the election of Directors at the 2018 Annual Meeting of Shareholders.

At the Annual Meeting, the shares of Common Stock represented by valid proxies, unless otherwise specified, will be voted to elect the Director-nominees. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the proxies will be voted for the election of such other person as may be recommended by the Board. The Board has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no effect in determining the outcome of the vote on the election of Directors. Certain information regarding each of the Company’s current Directors, including his principal occupation and directorships during the past five years, is set forth below.

DIRECTOR NOMINEES

David A. Wolfort, age 63, joined the Board in 1987. He became Chief Operating Officer of the Company in 1995 and assumed the role of President in 2001. Mr. Wolfort serves as a member of the United States International Trade Advisory Committee on Steel. He previously served on the board of directors of the Metal Service Center Institute, or MSCI, a metals industry trade association, and was a past Chairman of both the MSCI Political Action Committee and the MSCI Government Affairs Committee. He is a Trustee and Vice-Chair of Ohio University and the Musical Arts Association (Cleveland Orchestra). With his years of experience at the Company, Mr. Wolfort brings to the Board a wealth of knowledge concerning the Company’s business operations and the competitive landscape of the metals industry.

Ralph M. Della Ratta, age 62, joined the Board in 2004. Since 2004, he has served as the Founder and Managing Director of Western Reserve Partners LLC, an investment banking firm. Prior to this time, Mr. Della Ratta was the Senior Managing Director and Manager of the Investment Banking Division of McDonald Investments, Inc., an investment banking firm, and through a 1998 merger with KeyCorp, he served in the same capacity. Mr. Della Ratta serves on the board of directors of Western Reserve Partners LLC and TCP International Holdings Ltd., where he serves as Lead Director. Mr. Della Ratta previously served on the board of McCormack Advisors International, a wealth management firm, and NDI, Inc., a medical investment company. Having served for most of his professional career in the investment banking industry, Mr. Della Ratta provides valuable business and financial knowledge as Lead Director and a member of the Board, the Audit and Compliance Committee and the Compensation Committee.

Dirk A. Kempthorne, age 64, joined the Board in 2010. He served as the Mayor of Boise, Idaho from 1986 to 1993, a United States Senator from Idaho from 1993 to 1999 and Governor of Idaho from 1999 to 2006. He also served as the 49th Secretary of the U.S. Department of the Interior from 2006 to 2009. Mr. Kempthorne has served as the President of The Kempthorne Group, a consulting firm, since 2009 and has served as the President & Chief Executive Officer of the American Council of Life Insurers, an insurance industry trade association, since 2010. Since 2009, Mr. Kempthorne has also served on the board of directors of FMC Corporation, a global chemical company. With his commitment to public service and his recognized national leadership, Mr. Kempthorne provides important contributions and insights as a member of the Board and as Chairman of the Nominating Committee as we execute our strategic growth initiatives.

Howard L. Goldstein, age 63, joined the Board in 2004. He has been a partner with Appelrouth, Farah & Co., a full service accounting and international business advisory firm, since 2012. Prior to 2012, Mr. Goldstein was the Managing Director of Mallah Furman, a certified public accounting firm, and had been a Senior Partner for over 25 years. Mr. Goldstein is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants, the Florida Board of Accounting, the New Jersey Board of Certified Public Accountants and the New Jersey Institute of Certified Public Accountants. Mr. Goldstein also serves as Vice Chair of the U.S. Board of Directors of Israel Bonds. As a certified public accountant, Mr. Goldstein’s broad knowledge and deep understanding of accounting principles and financial reporting rules and regulations make him a valuable asset as a member of the Board and the Audit and Compliance Committee. Mr. Goldstein’s experience with the Company has also made him a valued member of the Audit and Compliance Committee and the Nominating Committee and the Chairman of the Compensation Committee.

DIRECTORS WITH TERMS THAT EXPIRE IN 2017

Michael D. Siegal, age 63, joined the Board in 1984. He became Chief Executive Officer of the Company in 1984 and assumed the role of Chairman of the Board in 1994. Since 2014, Mr. Siegal has served on the board of directors of Cliffs Natural Resources Inc., a mining and natural resources company. He also serves on the board of directors of the Development Corporation of Israel. Mr. Siegal has previously served on the board of directors of the MSCI, University Hospitals of Cleveland and the Rock and Roll Hall of Fame and Museum. He also previously served as the Board Chair of the Jewish Federation of North American and the Jewish Federation of Cleveland. With over 30 years of executive experience at the Company, Mr. Siegal possesses proven managerial skills and firsthand knowledge of nearly every aspect of the Company’s business operations. As a member of the founding family of the Company, Mr. Siegal also brings to the Board knowledge and understanding of the evolution of a family business into a successful public company. Mr. Siegal is also a substantial long-term shareholder of the Company.

Arthur F. Anton, age 58, joined the Board in 2009. Since 2004, Mr. Anton has served as the President and Chief Executive Officer of the Swagelok Company, a fluid systems technologies company. Since 1998, Mr. Anton has served in the following positions at the Swagelok Company: President and Chief Operating Officer, from 2001 to 2004; Executive Vice President, from 2000 to 2001; and Chief Financial Officer, from 1998 to 2000. He is a former Partner of Ernst & Young LLP, a professional services organization. Since 2006, Mr. Anton has served on the board of directors of The Sherwin-Williams Company, a paint coatings manufacturer. He also serves on the board of directors of University Hospitals of Cleveland and Forest City Real Estate Trust, Inc., a national real estate company. As the head of a large private corporation, Mr. Anton provides valuable insight into the successful operation of a business, which serves him well as a member of the Board, Chairman of the Audit and Compliance Committee and as a member of the Compensation Committee. As a former partner at Ernst & Young LLP, the Chair of the audit committee of The Sherwin-Williams Company and a member of the audit committee of Forest City Enterprises, Inc., Mr. Anton possesses a detailed understanding of accounting principles and practice.

Donald R. McNeeley, age 61, joined the Board in 2011. Since 1990, he has served as the President and Chief Operating Officer of Chicago Tube & Iron Company, or CTI, a fabricator of metal tubing, pipe, bar, valves and fittings and pressure parts that is now a subsidiary of the Company. He is also an adjunct professor at Northwestern University. Mr. McNeeley serves on the board of directors of Vail Rubber Industries, a manufacturer of industrial roll coverings, and Saulsbury Industries, an engineering and construction company to heavy-industrial markets. He is also the Chair of the audit committee of Saulsbury Industries. Mr. McNeeley is a former Chairman of the MSCI. Mr. McNeeley’s years of experience at CTI, as well as his academic background, provide a wealth of knowledge regarding the steel pipe and tubing industry, making him a valuable member of the Board.

Michael G. Rippey, age 58, joined the Board in 2015. Since 2015, he has served as Senior Advisor to Nippon Steel USA, a steel-making company. Mr. Rippey served as Chairman of ArcelorMittal USA, a steel and mining company, from 2014 to 2015. Mr. Rippey served as President and Chief Executive Officer of ArcelorMittal USA from 2006 to 2014. From 1984 to 2006, he held various positions at Inland Steel and Ispat Inland, predecessor companies to ArcelorMittal USA. Mr. Rippey serves on the Board of Directors of the following organizations: Children’s Home + Aid, the American Iron & Steel Institute, where he was the past Chairman of the Board, the Chicagoland Chamber of Commerce and the National Association of Manufacturers. He is also a member of the Dean’s Council and an Alumni Fellow at Indiana University. Mr. Rippey brings to the Board a wealth of knowledge of the metals industry. Mr. Rippey serves on both the Nominating and Compensation Committees.

 The Board recommends a vote “FOR” David A. Wolfort, Ralph M. Della Ratta, Dirk A. Kempthorne and Howard L. Goldstein for election to the class of directors whose two-year term will expire in 2018.

CORPORATE GOVERNANCE

BOARD MEETINGS AND COMMITTEES

The Board held four regularly scheduled meetings and two telephonic meetings in 2015. The Board has a standing Audit and Compliance Committee, Compensation Committee and Nominating Committee. The Audit and Compliance Committee, Compensation Committee and Nominating Committee held four, two and one meetings, respectively, in 2015. The committees receive their authority and assignments from, and report to, the Board.

All of the current Directors attended at least seventy-five percent of the applicable Board and committee meetings held during 2015. In addition to holding regular Board and committee meetings, the Board members and committee members also reviewed and considered matters and documents and communicated with each other apart from the meetings. Additionally, all non-management members of the Board meet separately without members of management present at every regularly scheduled Board meeting.

The Board determines the independence of each Director and each Director-nominee in accordance with the independence standards set forth in the listing requirements of the Nasdaq Stock Market, which we refer to as Nasdaq. The Board has determined that Messrs. Della Ratta, Kempthorne, Anton, Goldstein and Rippey are independent Directors, as defined in the Nasdaq listing requirements. With respect to Mr. Rippey, who, as discussed above, was the former Chairman and former President and Chief Executive Officer of ArcelorMittal USA, the Board determined that the business relationship between the Company and ArcelorMittal USA relating to the purchase of certain steel products by the Company from ArcelorMittal USA does not impair his independence. The Board has also determined that James B. Meathe, who served as Director until the 2015 Annual Meeting of Shareholders, was independent, as defined in the Nasdaq listing requirements.

Audit and Compliance Committee.    The Audit and Compliance Committee is chaired by Mr. Anton and also consists of Messrs. Della Ratta and Goldstein. The Audit and Compliance Committee is responsible for monitoring and overseeing our internal controls and financial reporting processes, as well as the independent audit of our consolidated financial statements by our independent auditors. Each committee member is an “independent director” as defined in the Nasdaq listing requirements and applicable rules of the Securities and Exchange Commission, which we refer to as the SEC. Mr. Anton has been designated by the Board as the “audit committee financial expert” under SEC rules and satisfies the Nasdaq’s professional experience requirements. The Audit and Compliance Committee operates pursuant to a written charter, which can be found on our website at www.olysteel.com. Additional information on the committee and its activities is set forth in the “Audit Committee Report” below.

Compensation Committee.    The Compensation Committee is chaired by Mr. Goldstein and also consists of Messrs. Rippey, Della Ratta and Anton. Each committee member is an “independent director” as defined in the Nasdaq listing requirements. The primary purposes of the Compensation Committee are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to administer our equity-based or equity-linked compensation plans, bonus plans, supplemental executive retirement plan and deferred compensation plans after consultation with management. The Compensation Committee reviews and recommends to the Board for approval the base salary, annual bonus, long-term incentive compensation and other compensation, perquisites and special or supplemental benefits for our Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations concerning our employee benefit policies and has authority to administer our equity compensation plans. The Compensation Committee has the authority to hire compensation consultants and legal, accounting, financial and other advisors, as it deems necessary to carry out its duties. Management assists the Compensation Committee in its administration of the executive compensation program by recommending individual and Company goals and by providing data regarding performance. From time to time, our Compensation Committee engages Towers Watson, a global professional services firm that provides human resources consulting services, as an outside independent compensation consultant to advise the Compensation Committee on our compensation program. In 2013, our Compensation Committee engaged Towers Watson to compare the base salaries, annual cash incentive awards and long-term compensation of our named executive officers to the compensation paid to executives in similar positions both within and outside the metal service center industry. For additional information, see below under “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant.” The Compensation Committee operates pursuant to a written charter, which can be found on our website at www.olysteel.com. Additional information on the committee and its activities is set forth in the “Compensation Discussion and Analysis” and “Compensation Committee Report” below.

Nominating Committee.    The Nominating Committee is chaired by Mr. Kempthorne and also consists of Messrs. Goldstein and Rippey. This committee functions to advise and make recommendations to the Board concerning the selection of candidates as nominees for Directors, including those individuals recommended by shareholders. The Nominating Committee operates pursuant to a written charter, which can be found on our website at www.olysteel.com. Each committee member is an “independent director” as defined in the Nasdaq listing requirements.

CORPORATE GOVERNANCE

Shareholder Communications.    Shareholders may send written communications to the Board or any one or more of the individual Directors by mail to Olympic Steel, Inc., 22901 Millcreek Boulevard, Suite 650, Highland Hills, Ohio 44122. Any shareholder who wishes to send a written communication to any member of the Board may do so in care of our Secretary, who will forward any communications directly to the Board or the individual Director(s) specified in the communication.

Director Nominations Process.    The Board’s process for identifying and evaluating nominees for Director consists principally of evaluating candidates who are recommended by the Nominating Committee. The Nominating Committee also may, on a periodic basis, solicit ideas for possible candidates from a number of sources, including current members of the Board, senior level executives, individuals personally known to members of the Board and employment of one or more search firms.

Except as may be required by rules promulgated by Nasdaq or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. In evaluating the suitability of the candidates, the Nominating Committee takes into consideration such factors as it deems appropriate. These factors may include, among other things, issues of character, judgment, independence, expertise, diversity of experience, length of service and other commitments. The Nominating Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board as a whole and of committees of the Board.

The Nominating Committee will consider Director candidates recommended by shareholders if properly submitted. Shareholders wishing to suggest persons for consideration as nominees for election to the Board at the 2017 Annual Meeting may do so by providing written notice to us in care of our Secretary no later than December 21, 2016. Such recommendation must include the information required of Director-nominees by our Amended and Restated Code of Regulations. Assuming that a properly submitted shareholder recommendation for a potential nominee is received and appropriate biographical and background information is provided, the Nominating Committee and the Board will follow the same process and apply the same criteria as they do for candidates submitted by other sources.

Board Leadership and Risk Oversight.    Michael D. Siegal serves as both the Company’s Chairman of the Board and the Company’s Chief Executive Officer. The Board has no policy with respect to the separation of these offices. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to consider it each time that it elects the Chief Executive Officer. The Board recognizes that there may be circumstances in the future that would lead it to separate these offices, but it believes that there is no reason to do so at this time.

As both a Director and officer, Mr. Siegal fulfills a valuable leadership role that the Board believes is essential to the continued success of the Company’s business operations. Mr. Siegal has served the Company in an executive role for over 30 years, and the experience and deep knowledge base he brings to both positions are invaluable. In the Board’s opinion, Mr. Siegal’s dual role enhances the Company’s ability to coordinate long-term strategic direction with important business opportunities at the operational level and enhances his ability to provide insight and direction on important strategic initiatives impacting the Company and its shareholders to both management and the independent Directors.

In 2014, the Company created a Lead Director position, which was filled by Mr. Della Ratta. The duties of the Lead Director include, but are not limited to, the following:

●	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

●	serving as a liaison between the Chairman and the independent Directors;

●	approving information sent to the Board;

●	approving meeting agendas for the Board;

●	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

●	authority to call meetings of the independent Directors; and

●	if requested by major shareholders, ensuring that he is available for consultation and direct communication.

The Board generally oversees the Company’s risk management directly and through the Audit and Compliance Committee. The Board regularly reviews issues that present particular risks to the Company, including those involving competition, customer demands, economic conditions, planning, strategy, finance, facilities and operations. Additionally, the Audit and Compliance Committee also reviews risks relating to the Company’s financial statements and financing arrangements. The Board believes that this approach provides appropriate checks and balances against undue risk taking and that the Board’s leadership structure supports its risk oversight function.

Annual Meeting Attendance.    The Board does not have a formal policy with regard to Directors’ attendance at the Annual Meeting. However, because a Board meeting usually precedes the Annual Meeting, all Directors are urged to attend. Last year, all Directors then serving, were present in person at the Annual Meeting.

Shareholder Approval. Our Amended and Restated Articles of Incorporation and our Amended and Restated Code of Regulations may be amended by the affirmative vote of the holders of a majority of our outstanding shares of Common Stock. Any merger involving us or the sale of all or substantially all of our assets would require the affirmative vote of the holders of a majority of our outstanding shares of Common Stock.

CODE OF ETHICS

We have adopted a Business Ethics Policy. The full text of the Business Ethics Policy is available through the “Investor Relations” section of our website under the “Corporate Governance” option at www.olysteel.com. The Business Ethics Policy applies not only to our executive and financial officers, but also to all of our employees. We intend to disclose any amendments to the Business Ethics Policy, and all waivers of the Business Ethics Policy relating to our Chairman and Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer, Vice President and Treasurer and President of CTI by posting such information on our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 10, 2016 (unless otherwise indicated) by each person or entity known to us to beneficially own 5% or more of our outstanding Common Stock based upon information furnished to us or derived by us from publicly available records.

Names of Beneficial Owners	Number of Shares Beneficially Owned(1)	Percentage of Ownership
Michael D. Siegal(2) 22901 Millcreek Blvd, Suite 650 Highland Hills, OH 44122	1,245,885	11.37%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	910,732	8.30%

Dimensional Fund Advisors LP(4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	856,733	7.79%

(1)

Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to the number of shares set forth opposite their names. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after March 10, 2016 are considered outstanding, while these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes 4,000 shares issuable upon the exercise of options exercisable within 60 days after March 10, 2016.
(3)

Based on Schedule 13G/A filed with the SEC on January 27, 2016 describing ownership as of December 31, 2015, which Schedule specifies that BlackRock, Inc. has sole voting power with respect to 897,399 of these shares and sole investment power with respect to all of these shares.

(4)

Based on Schedule 13G/A filed with the SEC on February 9, 2016 describing ownership as of December 31, 2015, which Schedule specifies that Dimensional Fund Advisors LP has sole voting power with respect to 829,737 of these shares and sole investment power with respect to all of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 10, 2016 by each of our Directors, each of the Executive Officers named in the summary compensation table included herein, whom we refer to as the named executive officers, and all the Directors and Executive Officers as a group.

Names of Beneficial Owners	Number of Shares Beneficially Owned(1)	Number of Additional Shares Subject to Certain Vested Restricted Stock Units(2)	Percentage of Ownership(2)
Michael D. Siegal(3)(4)	1,245,885	40,188	11.37%
David A. Wolfort(3)(4)	432,478	37,128	3.95%
Donald R. McNeeley(5)	143,507	23,713	1.31%
Richard T. Marabito(6)	37,934	26,518	*
Richard A. Manson(7)	12,772	12,539	*
Howard L. Goldstein(8)(9)	22,782	−	*
Ralph M. Della Ratta(8)(10)	30,352	−	*
Arthur F. Anton(11)	36,160	−	*
Dirk A. Kempthorne(12)	13,582	−	*
Michael G. Rippey	8,300	−	*
All Directors, Director Nominees and Executive Officers as a group (10 persons)(13)	1,983,752	140,086	17.97%

*	Less than 1%

(1)

Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to the number of shares set forth opposite their names. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or restricted stock units held by that person that are currently exercisable or will become exercisable within 60 days after March 10, 2016 are considered outstanding, while these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)

Represents shares not yet beneficially owned that are issuable pursuant to vested restricted stock units (a) that will not be converted until a qualified retirement, which cannot occur within 60 days, or (b) under our Supplemental Executive Retirement Plan that will not be converted until six months after a qualified retirement. These shares have not been included for purposes of calculating each person’s percentage of beneficial ownership.

(3)	Includes 4,000 shares issuable upon the exercise of options within 60 days of March 10, 2016.

(4)	Includes 2,158 shares issuable pursuant to restricted stock units that will be converted into shares when the individual retires from the Company.

(5)	Includes 4,000 shares held in trust for the benefit of Dr. McNeeley.

(6)	Includes 8,700 shares held in various trusts for the benefit of Mr. Marabito’s children. Also includes 4,170 shares issuable upon the exercise of options within 60 days of March 10, 2016.

(7)	Includes 1,000 shares issuable upon the exercise of options within 60 days of March 10, 2016. Also includes 2,075 shares held in individual retirement accounts for Mr. Manson and his spouse.

(8)	Includes 19,782 shares issuable pursuant to restricted stock units that will be converted into shares when the individual is no longer a Board member.

(9)	Includes 3,000 shares held in a trust.

(10)	Includes 600 shares held in a trust for the benefit of Mr. Della Ratta’s children.

(11)	Includes 14,382 shares issuable pursuant to restricted stock units that will be converted into shares when the individual is no longer a Board member.

(12)	Includes 12,582 shares issuable pursuant to restricted stock units that will be converted into shares when the individual is no longer a Board member.

(13)

Includes 13,170 shares issuable upon the exercise of options within 60 days of March 10, 2016, 66,528 shares issuable pursuant to restricted stock units that will be converted into shares when the individual is no longer a Board member and 4,316 shares issuable pursuant to restricted stock units that will be converted into shares when the individual retires from Olympic Steel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, requires the Company’s officers and Directors, and persons who own greater than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership to the SEC. Officers, directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2015 and Forms 5 and amendments thereto furnished to the Company with respect to 2015, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company’s officers and Directors were timely made.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We are a leading U.S. metals service center with over 60 years of experience. Our primary focus is on the direct sale and distribution of large volumes of processed carbon, coated, aluminum and stainless flat-rolled sheet, coil and plate products. Commencing with the July 1, 2011 acquisition of CTI, we also distribute metal tubing, pipe, bar, valves and fittings and we fabricate pressure parts supplied to various industrial markets. We operate as an intermediary between metal producers and manufacturers that require processed metal for their operations. As further discussed in this section, our compensation and benefit programs are designed to reward our employees when they help us achieve business objectives.

Our compensation philosophy remains pay-for-performance based. Our cash incentive plan emphasizes Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Return on Assets (ROA) in the calculation of incentives for our most senior executive officers.

At our 2015 Annual Meeting, we received approximately 92% approval for our advisory “Say-on-Pay” proposal to approve the compensation of our named executive officers. The Compensation Committee considered the 2015 voting results at its meetings and remains dedicated to continuous improvement to the existing executive pay programs. As a result of its considerations, the Compensation Committee implemented the executive pay practices described below.

The following discussion and analysis of our 2015 executive compensation program, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.

Compensation Philosophy and Objectives

The goals of our compensation program for our Chairman and Chief Executive Officer and the other executive officers named in the 2015 Summary Compensation Table, whom we refer to as our named executive officers, are to support our long-term business strategy and link our executives’ interests with those of our shareholders. We designed the compensation program to, among other things, provide incentives for executives to help us achieve business objectives and give the Compensation Committee the flexibility necessary to reward executives for achieving those objectives. The Compensation Committee’s strategy for achieving these goals is to:

●

provide each named executive officer with total compensation that is competitive compared to compensation for similarly situated executives in public and privately-held metal and metal-related companies, and similar-sized non-metal companies, in order to attract, motivate and retain highly qualified executives;

●

reward performance under a cash incentive plan that provides the potential for a substantial reward through the payment of a significant incentive that increases as our EBITDA and ROA increase, but provides reduced incentive payments during periods when EBITDA and ROA decrease; and

●	provide short- and long-term incentives that appropriately align the compensation interests of our executives with the investment interests of our shareholders in increasing shareholder value.

Role of Compensation Committee and Management

Our Compensation Committee is responsible for setting and administering the policies and plans that govern the base salaries, incentives and other compensation elements for our named executive officers.

Management has a minor role in helping the Compensation Committee administer the executive compensation program by recommending individual and Company performance goals, including offering suggestions for key metrics for use in our incentive program, and by providing data regarding actual performance. Otherwise, management is not involved in establishing executive compensation.

Role of Compensation Consultant

Towers Watson’s role in the executive compensation program is to compare the base salaries, annual cash incentive awards and long-term compensation of our named executive officers to the compensation paid to executives in similar positions both within and outside the metal service center industry in order to provide market “benchmarks” for the Compensation Committee to assess in evaluating and determining the compensation of our named executive officers. In 2013, Towers Watson compiled this compensation data for a group of metal and metal-related companies, which we again utilized for 2015:

AM Castle & Company	BWAY Parent Company	Carpenter Technology Corp.
Gibraltar Industries, Inc.	Haynes International, Inc.	Kaman Corporation
LB Foster Co.	Mueller Water Products, Inc.	NCI Building Systems, Inc.
Northwest Pipe Co.	Quanex Building Products Corp.	RTI International Metals, Inc.
Schnitzer Steel Industries, Inc.	Valmont Industries, Inc.	Worthington Industries, Inc.

Compensation Allocation

Our executive compensation program consists of three primary components: base salary, annual cash incentive payouts and long-term compensation in the form of equity-based awards. We also provide our executives with the opportunity to participate in a 401(k) retirement and profit-sharing plan and a non-qualified defined contribution plan. Certain health, disability and life insurance and other customary fringe benefits also are available to our named executive officers, who participate in these fringe benefits on substantially the same basis as our other employees. Except for Mr. McNeeley, each named executive officer also has entered into an agreement with us that provides for certain benefits upon a change in control, as described below under “Potential Payments upon Termination or Change in Control.”

In determining the relative allocation of these elements of compensation, the Compensation Committee seeks to provide an amount of long-term compensation, both in the form of equity and cash incentives, that is sufficient to align the interests of our executives with those of our shareholders, while also providing adequate short-term compensation, primarily in the form of cash, to attract and retain talented executives. The Compensation Committee takes into account various qualitative and quantitative indicators of Company and individual performance in determining the level and composition of compensation for our Chairman and Chief Executive Officer and the other named executive officers. While the Compensation Committee considers our financial and operating performance, the Compensation Committee generally does not apply any specific quantitative formula in making base salary decisions, except with respect to the cash incentive award opportunities, as described below. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify — such as individual performance — and, accordingly, recognizes qualitative factors that include successful supervision of major corporate projects and demonstrated leadership ability.

The Compensation Committee believes that the elements of the executive compensation program discussed below advance our business objectives and the interests of our shareholders by attracting and retaining the executive leadership necessary for growth and motivating our executives to increase shareholder value.

Elements of Compensation

Base Salaries.    The annual base salaries of our named executive officers are based upon an evaluation of their significant contributions against established objectives as individuals and as a team, as determined by the Compensation Committee. The base salaries for Messrs. Siegal, Wolfort, Marabito and McNeeley are subject to minimum amounts established in accordance with their respective employment agreements, which are described below in “Potential Payments upon Termination or Change in Control.” As noted above, when establishing base salaries for our named executive officers, the Compensation Committee considers the cash compensation offered by companies in other metal and metal-related companies, including the peer group found in “Role of Compensation Consultant” above, and obtains the recommendations of Towers Watson and management in order to determine the range of the base salaries. As mentioned above, the Compensation Committee also considered recommendations from Mr. Siegal in determining salary levels for our other named executive officers. As discussed further in the next paragraph, the Compensation Committee reviews the base salaries of our named executive officers on an individual basis periodically, rather than annually, and determines the base salary of our named executive officers after considering the above factors and the individual’s particular talents, skills, experience, industry knowledge and functional responsibilities and duties. The Compensation Committee does not consider whether an individual named executive officer has earned any incentive compensation in prior years in determining base salaries.

The base salaries paid to our named executive officers in 2015 were reviewed and approved by the Compensation Committee, and the amounts paid are reflected in the 2015 Summary Compensation Table. Excepting the adjustment of Mr. Manson’s base salary in 2014, the base salaries of our named executive officers remain unchanged from 2011. On December 31, 2015, Mr. Wolfort entered into a new employment contract whereby, effective January 1, 2016, his base salary was increased from $700,000 to $735,000 based upon his performance and contributions to the Company. Mr. Wolfort’s last change in base pay occurred in 2011. The Compensation Committee believes that the salaries of each of our named executive officers are reasonable when measured against the range of base salaries offered by other companies in the peer group reviewed by the Compensation Committee and in light of our performance in 2015 and, as a result, did not increase salaries for our named executive officers for 2015.

Annual Cash Incentive Compensation.    We believe that a significant portion of the compensation paid to our named executive officers should be based on our annual performance so that the executives are appropriately motivated to maximize our operating performance each year. We have established our Senior Management Compensation Program to provide our executives, including our named executive officers, with the opportunity to earn an annual cash incentive payout.

The Senior Manager Compensation Program was implemented to emphasize the production of EBITDA and ROA. ROA is calculated by dividing annual EBITDA by our annual average net accounts receivable, average net inventory and average net property, plant and equipment. Messrs. Siegal, Marabito, Wolfort and Manson each participate in an incentive pool that can range from 0% to 4.267% of our EBITDA, excluding the impacts of last-in, first out (LIFO) inventory adjustments. One-half of the pool is then either increased or reduced depending on our ROA performance, as compared to a targeted ROA goal of 12%.

For 2015, the Compensation Committee granted an annual cash incentive award opportunity for each of Messrs. Siegal, Marabito and Wolfort of 27.3% of the incentive pool, and Mr. Manson of 9.1% of the incentive pool. The Compensation Committee set the annual cash incentive payout amounts for Messrs. Siegal, Wolfort and Marabito, in light of their significant functional responsibilities and duties and their positions as the most senior-level executives, at three times those established for Mr. Manson. For 2015, no incentives were earned, however, as the Company did not meet minimum ROA requirements.

Mr. McNeeley receives a cash incentive that is directly tied to the ratio of CTI’s actual operating profit to its budgeted operating profit. He has the opportunity to earn an annual cash incentive of up to 120% of his annual base salary. The incentive is tied to the actual operating profit of CTI as compared to budgeted operating profit. For 2015, Mr. McNeeley did not earn an annual cash incentive as minimum performance objectives were not met.

Long-Term Equity-Based Compensation.    The Compensation Committee believes that equity-based compensation awards are an appropriate means of aligning the interests of our executives with those of our shareholders by rewarding our executives based on increases in the price of our Common Stock. Like base salary and the annual cash incentive payments, award levels are set with regard to competitive considerations, and each individual’s actual award is based upon the individual’s job responsibilities, performance, potential for increased responsibility and contributions, leadership ability and commitment to our strategic efforts. The timing and amount of previous awards to, and held by, the executive is reviewed, but is only one factor considered by the Compensation Committee in determining the size of any equity-based award grants.

Equity-based compensation awards are granted under the Olympic Steel, Inc. 2007 Omnibus Incentive Plan, which is referred to as the Incentive Plan. The Incentive Plan authorizes us to grant stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and other stock- and cash-based awards to our employees, Directors and consultants.

For more information about our Incentive Plan and awards under that plan for 2015, see the 2015 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2015 Fiscal Year-End Table and the accompanying narratives below.

In 2011, the Board, based upon the recommendation of the Compensation Committee, approved changes to the Senior Management Compensation Program to include an equity component in order to encourage more ownership of Common Stock by members of the senior management group, including the executive officers, to better align the interests of our executives and shareholders. Starting in 2011, the Senior Management Compensation Program imposed stock ownership requirements upon the executives. Each executive is required to own at least 750 shares of Common Stock for each year that the executive participates in the Senior Management Compensation Program. Any executive that fails to meet the stock ownership requirements will be ineligible to receive any equity awards under the Company’s equity compensation plans, including the Incentive Plan, until the executive satisfies the ownership requirements. To assist executives in meeting the stock ownership requirements, on an annual basis, if a participant purchases 500 shares of Common Stock on the open market, the Company will award that participant 250 shares of Common Stock. Additionally, any executive who continues to comply with the stock ownership requirements as of the five-year, 10-year, 15-year, 20-year and 25-year anniversaries of the participant’s participation in the Senior Management Compensation Program will receive a restricted stock unit award with a dollar value of $25,000, $50,000, $75,000, $100,000 and $100,000, respectively. Restricted stock unit awards will convert into the right to receive shares of Common Stock upon an executive’s retirement, or earlier upon the executive’s death or disability or upon a change in control of the Company.

During 2015, each of our named executive officers met the requirements of the Senior Management Compensation Program and received 250 shares of Common Stock. Messrs. Siegal, Wolfort, Marabito and Manson each earned their first $25,000 of restricted stock unit awards on January 1, 2016.

Personal Benefits and Perquisites.     Our named executive officers also are eligible to receive other benefits, which the Compensation Committee believes are commensurate with the types of benefits and perquisites provided to other similarly situated executives, as determined based on the Compensation Committee’s review of information supplied by Towers Watson. The Compensation Committee believes these benefits are set at a reasonable level, are highly valued by recipients, have limited cost, are part of a competitive compensation program and are useful in attracting and retaining qualified executives. They are not tied to our performance. These benefits consist of medical, dental, disability and life insurance benefits and 401(k) and profit-sharing plan contributions, pursuant to plans that are generally available to our employees. Perquisites consist of a car allowance, cell phone allowance, reimbursement for personal tax preparation and financial services fees and payment of country club dues.

Retirement and Post-Employment Benefits.    We provide our executives with certain post-employment and severance benefits as summarized below and further described in “Potential Payments upon Termination or Change in Control.” The Compensation Committee believes these benefits are vital to attract and retain qualified executives. These benefits provide the executives with the opportunity to address long-term financial planning with a greater degree of certainty, and also address our interest in continuing to motivate executives in the event of corporate instability, such as a change of control or unforeseen industry changes.

We provide the named executive officers with the opportunity to participate in our Supplemental Executive Retirement Plan, which is a non-qualified defined contribution savings plan. Under the Supplemental Executive Retirement Plan, we provide an annual contribution for each participating executive, a portion of which is based only on the participant’s continued service with us, and an additional amount that is dependent on our return on invested capital for the applicable year. Each of these contribution components is referenced as a specified percentage of the executive’s base salary and cash incentive award amount for the year. We provide an annual contribution for Mr. Manson based on his continued service with us. He does not receive an additional contribution based on our return on invested capital.

In addition, each of the members of our senior management group, including our named executive officers, also may participate in our Executive Deferred Compensation Plan, a non-qualified voluntary contributory savings plan under which a participant may defer all or any portion of his or her annual incentive award and up to 90% of his or her base salary into one or more investment options that are the same as those available to all of our employees who participate under our 401(k) plan. The Supplemental Executive Retirement Plan and the Executive Deferred Compensation Plan are further described below under the 2015 Non-Qualified Deferred Compensation Table.

To ensure the continuity of corporate management and the continued dedication of key executives during any period of uncertainty caused by a possible change in control, we entered into management retention agreements with each of our named executive officers, except Mr. McNeeley, that provide for the payment and provision of certain benefits if there is a change of control of the Company and a termination of the executive’s employment with the surviving entity within a certain period after the change in control. We also have entered into employment agreements with Messrs. Siegal, Wolfort, Marabito and McNeeley that provide for the payment of certain severance benefits upon termination of employment other than after a change in control of the Company. These agreements help ensure that our executive’s interests remain aligned with those of our shareholders during any time when an executive’s continued employment may be in jeopardy. They also provide some level of income continuity should an executive’s employment be terminated without cause. In December 2014, we amended the management retention agreements of Messrs. Siegal and Wolfort to eliminate the so-called “walk at will” provision, which provision generally provided the officer with the right, following a change in control of the Company, to terminate the officer’s employment with the Company for any reason, or no reason, within the 12-month period commencing with the date of the change in control and still receive certain severance payments and benefits as provided for under the terms of the management retention agreements. These agreements are further described under “Potential Payments upon Termination or Change in Control” below.

Other Compensation Policies

Effect of Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for compensation in excess of $1,000,000 in a taxable year paid to each of its chief executive officer and certain other highly compensated executive officers, other than its chief financial officer. Certain “performance-based” compensation, such as stock options awarded at fair market value, is not subject to the limitation on deductibility provided that certain shareholder approval and independent director requirements are met. To the extent consistent with our compensation policies and the Compensation Committee’s assessment of the interests of shareholders, we seek to design our executive compensation programs to preserve our ability to deduct compensation paid to executives under these programs. However, the Compensation Committee also weighs the burdens of such compliance against the benefits to be obtained by us and may pay compensation that is not deductible or fully deductible if it determines that such payments are in our best interests. For example, bonuses paid under our Senior Management Compensation Program historically were not intended to satisfy the requirements for the performance-based compensation exemption from Section 162(m). The Compensation Committee has determined, however, that, to the extent practicable in view of its compensation philosophy, it will seek to structure our cash bonuses to satisfy the requirements for the performance-based exemption from Section 162(m). Therefore, we have adopted the Incentive Plan pursuant to shareholder approval and intend to award future cash bonuses under the plan as we believe that such bonuses paid to executives in accordance with the plan will qualify for the exemption for performance-based compensation.

Section 409A of the Internal Revenue Code.    Section 409A of the Internal Revenue Code generally provides that arrangements involving the deferral of compensation that do not comply in form and operation with Section 409A or are not exempt from Section 409A are subject to increased tax, penalties and interest. If a deferred compensation arrangement does not comply with, or is not exempt from, Section 409A, employees may be subject to accelerated or additional tax, or interest or penalties, with respect to the compensation. The Compensation Committee believes that deferred compensation arrangements that do not comply with Section 409A would be of significantly diminished value to our executives. Accordingly, we intend to design our future deferred compensation arrangements, and have amended our previously adopted deferred compensation arrangements, to comply with Section 409A.

Clawback Policy.    Although clawbacks are not yet required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, each of our current employment agreements with Messrs. Siegal, Wolfort, Marabito and McNeeley includes a provision that requires the named executive officer, in the event we are required to restate our financial statements, to reimburse the Company for the difference between any bonus actually paid and the bonus payable under the restated financial statements. When final regulations are promulgated by the SEC with respect to clawbacks, we expect to implement a formal clawback policy for our named executive officers. The Compensation Committee believes that a clawback policy represents an important protection for shareholders and is viewed favorably from a corporate governance standpoint.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2015 and this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

Howard L. Goldstein, Chairman

Ralph M. Della Ratta

Arthur F. Anton

Michael G. Rippey

Risk Profile of Compensation Programs.    The Compensation Committee believes that the Company’s executive compensation program has been designed to provide the appropriate level of incentives that do not encourage our executive officers to take unnecessary risks in managing our business. As discussed above, a majority of our executive officers’ compensation is performance-based, consistent with our executive compensation policy. Our Senior Management Compensation Program is designed to reward annual financial and/or strategic performance in areas considered critical to the short- and long-term success of the Company. In addition, our Incentive Plan awards are directly aligned with long-term shareholder interests through their link to our stock price and longer-term performance periods. In combination, the Compensation Committee believes that the various elements of the Senior Management Compensation Program and the Incentive Plan sufficiently tie our executives’ compensation opportunities to the Company’s sustained long-term performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2015, the following individuals served as members of the Compensation Committee: Messrs. Goldstein, Della Ratta, Anton, and Rippey. None of the members of the Compensation Committee during 2015 is (or ever was) an officer or employee of the Company or any of its subsidiaries. There are no Compensation Committee interlocks as defined by applicable SEC rules.

2015 SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation earned during the years ended December 31, 2013, 2014 and 2015 by our Chief Executive Officer, Chief Financial Officer and each of our three other named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael D. Siegal,	2015	$750,000	$—	$4,720	$—	$—	$—	$159,019	$913,739
Chairman & Chief	2014	$750,000	$—	$6,835	$—	$223,037	$—	$189,068	$1,168,940
Executive Officer	2013	$750,000	$—	$5,823	$—	$236,929	$—	$188,340	$1,181,092
Richard T. Marabito,	2015	$450,000	$—	$3,500	$—	$—	$—	$117,256	$570,756
Chief Financial	2014	$450,000	$—	$6,835	$—	$223,037	$—	$145,011	$824,883
Officer	2013	$450,000	$—	$5,823	$—	$236,929	$—	$142,646	$835,398
David A. Wolfort,	2015	$700,000	$—	$3,500	$—	$—	$—	$131,585	$835,085
President & Chief	2014	$700,000	$—	$6,835	$—	$223,037	$—	$161,262	$1,091,134
Operating Officer	2013	$700,000	$—	$5,823	$—	$236,929	$—	$159,370	$1,102,122
Donald R. McNeeley,	2015	$575,000	$—	$3,500	$—	$—	$—	$114,604	$693,104
President, CTI	2014	$575,000	$—	$6,835	$—	$—	$—	$143,902	$725,737
	2013	$575,000	$—	$5,823	$—	$—	$—	$130,561	$711,384
Richard A. Manson,	2015	$240,000	$—	$3,500	$—	$—	$—	$68,936	$312,436
Vice President &	2014	$212,307	$—	$6,835	$—	$74,346	$—	$75,517	$369,005
Treasurer	2013	$200,000	$—	$5,823	$—	$78,976	$—	$72,801	$357,600

(1)

The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the grant date fair values of the stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standard Codification (ASC) Topic 718. See Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for details as to the assumptions used to determine the fair value of the stock awards.

(2)

Represents amount earned by the named executive officers under our Senior Management Compensation Program. Incentives earned in 2014 were paid in their entirety in 2015. With the exception of Mr. Marabito, incentives earned in 2013 were paid in their entirety in 2014. Mr. Marabito’s 2013 incentive was paid 50% in 2014, 25% in 2015 and 25% in 2016.

(3)	No above-market or preferential earnings on nonqualified deferred compensation were earned by any named executive officer.

(4)

Compensation reported in this column for 2015 includes: (1) the amount of contributions we made on behalf of our named executive officers to our Supplemental Executive Retirement Plan ($97,500 for Mr. Siegal, $58,500 for Mr. Marabito, $91,000 for Mr. Wolfort, $74,750 for Mr. McNeeley and $31,200 for Mr. Manson) and our 401(k) and profit-sharing plan; (2) the premiums we paid for medical, dental, life and disability insurance for each named executive officer; and (3) the incremental cost to us of the following perquisites: country club dues, an allowance for personal tax return preparation fees and a cell phone and an automobile allowance.

2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth plan-based awards granted to our named executive officers during 2015.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)(2)	Options ($)	Awards ($)	Awards ($)
Siegal	—	0	223,037	3,000,000	—	—	—	—	—	—	—
	6/12/15	—	—	—	—	—	—	250	—	—	4,720
Marabito	—	0	223,037	3,000,000	—	—	—	—	—	—	—
	3/13/15	—	—	—	—	—	—	250	—	—	3,500
Wolfort	—	0	223,037	3,000,000	—	—	—	—	—	—	—
	3/13/15	—	—	—	—	—	—	250	—	—	3,500
McNeeley	—	488,750	575,000	690,000	—	—	—	—	—	—	—
	3/13/15	—	—	—	—	—	—	250	—	—	3,500
Manson	—	0	74,346	3,000,000	—	—	—	—	—	—	—
	3/13/15	—	—	—	—	—	—	250	—	—	3,500

(1)

Excepting Mr. McNeeley, these columns reflect estimated potential payout amounts under our Senior Management Compensation Program for each of our named executive officers and the amounts set forth in the “target” column are representative target amounts that consist of the amounts earned by our named executive officers for 2014 under our Senior Management Compensation Program. Payouts under this program are capped at the maximum amount indicated in the table. For 2015, Messrs. Siegal, Wolfort, Marabito and Manson each earned no incentive as minimum ROA requirements were not met. Mr. McNeeley’s incentive is calculated under a separate program and is determined by comparing CTI’s actual operating profit to its budgeted operating profit. No incentive is paid if the ratio of actual operating profit to budgeted operating profit falls below 85%. The maximum incentive that can be earned is 120% of salary. In 2015, Mr. McNeeley earned no cash incentive. Cash incentives are further described in “Compensation Discussion and Analysis” above.

(2)

The amounts in this column reflect the 250 shares of Common Stock awarded to each of our named executive officers who purchased at least 500 shares of Common Stock on the open market to meet stock holding guidelines.

Retention Agreements and Employment Agreements

We have entered into retention agreements and employment agreements with certain of our named executive officers. For more information about these agreements, see “Potential Payments upon Termination or Change in Control” below.

Senior Management Compensation Program

Our named executive officers, Vice Presidents, General Managers, certain Managers and other employees, as determined by our named executive officers, are eligible to participate in our Senior Management Compensation Program, which was amended effective January 1, 2013. As discussed above in Compensation Discussion and Analysis, our Senior Management Compensation Program provides for an annual cash incentive payout to participants based on our EBITDA and ROA.

Except in the case of Mr. McNeeley, annual cash incentive payouts, if any, will be paid to participants as follows: 50% of the annual cash incentive payout amount is paid to the participant following our year-end earnings release for the year in which the amount is earned; and 25% of the annual cash incentive payout amount is paid to the participant following our year-end earnings release for each of the first year and the second year after the year in which the amount is earned. If the remaining 50% of the cash incentive payout amount is less than 25% of the participant’s base salary in the year in which the incentive is earned, then the entire cash incentive payout amount is paid to the participant at the time of the initial payment.

Eligible participants may defer amounts paid pursuant to our Senior Management Compensation Program under our Executive Deferred Compensation Plan described in “Retirement and Post-Employment Benefits.” A participant who is not employed by us at the end of our fiscal year will forfeit the participant’s annual cash incentive award. Notwithstanding the foregoing, a participant who terminates employment with us due to death, disability or retirement is eligible for a full or pro-rata annual cash incentive award at the discretion of our Compensation Committee. Additionally, a pro-rata annual cash incentive award will be paid in the event of a change of control.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth outstanding equity awards held by our named executive officers at December 31, 2015.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Have Not Vested ($)
Siegal	4,000	—	—	$32.63	5/1/17	32,161	$372,424	—	—
Marabito	4,170	—	—	$32.63	5/1/17	19,296	$223,448	—	—
Wolfort	4,000	—	—	$32.63	5/1/17	30,017	$347,597	—	—
McNeeley	—	—	—	—	—	—	—	—	—
Manson	1,000	—	—	$32.63	5/1/17	—	—	—	—

(1)	Stock options referenced in this table were granted under our Stock Option Plan, which is further described below.

(2)	The stock awards reflected in this column consist of RSUs granted to Messrs. Siegal, Marabito and Wolfort on December 30, 2011, which in each case will vest on January 1, 2017.

(3)	Value is based on the closing price of our Common Stock of $11.58 on December 31, 2015, as reported on The Nasdaq Global Select Market.

Stock Option Plan

We adopted the Olympic Steel, Inc. Stock Option Plan, which we refer to as the Stock Option Plan, effective January 6, 1994. It expired in January 2009, though options outstanding under our Stock Option Plan upon its expiration will remain in effect until their respective termination dates. Employees, non-employee Directors and independent consultants were eligible to receive stock options under the Stock Option Plan. As of March 1, 2016, nine employees had outstanding options exercisable under the Stock Option Plan.

The exercise price for stock options issued under the Stock Option Plan was established as the fair market value of a share of Common Stock on the date of grant. Stock options became exercisable in accordance with the terms established by our Compensation Committee and expire ten years from the date of grant. Previously granted stock options were issued with vesting schedules ranging from six months to three years. To the extent possible, we issued shares of our treasury stock to option holders in satisfaction of shares issuable upon the exercise of stock options. Stock options granted under the Stock Option Plan generally terminate in the event of termination of employment or services. However, under certain circumstances, options may be exercised within three months after the date of termination of employment or services, or within one year of a participant’s death, but in any event not beyond the original term of the stock option. Upon a change in control (as defined in the Stock Option Plan) of the Company, all stock options may become immediately exercisable or may be terminated at the discretion of the Compensation Committee.

Incentive Plan

The Incentive Plan provides us with the authorization to grant stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and other stock- and cash-based awards to our employees, Directors and consultants. Under the Incentive Plan, 500,000 shares of our Common Stock are available for equity grants.

Stock Options.    If an award under the Incentive Plan is made in the form of stock options, the price of the option cannot be less than the fair market value of the underlying shares on the date of grant. Unless the Compensation Committee determines otherwise, fair market value for all purposes under the Incentive Plan is the last closing price of a share of our Common Stock as reported on The Nasdaq Global Select Market, or, if applicable, on another national securities exchange on which the Common Stock is principally traded, on the date for which the determination of fair market value is made, or, if there are no sales of Common Stock on such date, then on the most recent immediately preceding date on which there were any sales of Common Stock on such principal trading exchange. The term of stock options cannot exceed ten years. The Compensation Committee is entitled to set all conditions in connection with a participant’s right to exercise an award and may impose such conditions as it sees fit. No participant may be awarded incentive stock options that are first exercisable during any calendar year that involve shares having a fair market value, determined at the time of grant, in excess of $100,000. Options are settled in shares.

Stock Appreciation Rights.    Awards under the Incentive Plan may take the form of stock appreciation rights, which allow the holder to realize the value of the difference between the market price of our Common Stock at the time that the rights are granted and the market value of that stock when the rights are exercised. The term of stock appreciation rights cannot exceed ten years. If the value of the stock has not increased during that time, the rights will have no value. Stock appreciation rights may be settled in cash, shares or a combination of cash and shares, as determined by the Compensation Committee and provided in the applicable award agreement.

Restricted Share and Restricted Share Units.    Awards under the Incentive Plan may take the form of restricted shares and restricted share units, which involve the granting of shares to participants subject to restrictions on transferability and any other restrictions the Compensation Committee may impose. The restrictions lapse if either the holder remains employed by us for a period of time established by the Compensation Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the Compensation Committee. Restricted share units are similar to restricted shares except that no shares are actually awarded to the participant on the date of grant and the holder typically does not enjoy any shareholder rights (including voting) with respect to the units. Restricted share awards and restricted share unit awards are settled in shares.

Performance Shares.    Awards under the Incentive Plan may take the form of performance shares. The period of time over which performance goals are measured must be set in advance of establishing the performance goal or goals for the period of time and will be of such duration as the Compensation Committee shall determine. Performance shares may be settled in shares.

Other Stock-Based Awards and Cash-Based Awards.    Other stock-based awards are awards of stock-based compensation that do not fit within the scope of the other specifically enumerated types of awards. The Compensation Committee may make cash-based awards with a range of payments levels. Cash-based awards may be based upon the achievement of performance goals. Other stock-based awards and cash-based awards may be settled in cash, shares or a combination of cash and shares, as determined by the Compensation Committee and provided in the applicable award agreement. Under the Incentive Plan, cash-based awards may not be settled with restricted stock.

2015 OPTION EXERCISES AND STOCK VESTED

There were no stock option exercises by our named executive officers during 2015, nor did any restricted shares held by our named executive officers vest in 2015.

2015 PENSION BENEFITS

None of the named executive officers participates in a defined benefit pension plan sponsored by us. All named executive officers participate in the same defined contribution plan as all of our other non-union employees.

2015 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information relating to participation by the named executive officers in our Supplemental Executive Retirement Plan and voluntary participation in the Executive Deferred Compensation Plan during 2015.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings (Losses) in Last Fiscal Year(2)	Aggregate Withdrawals or Distributions	Aggregate Balance at Last Fiscal Year-End(3)
Siegal(a)	$—	$126,495	$(140,311)	$—	$2,374,428
Marabito(a)	$—	$87,495	$(102,861)	$—	$1,211,575
Wolfort(a)	$—	$119,995	$(71,096)	$—	$2,343,820
Wolfort(b)	$—	$—	$(214,151)	$—	$413,886
McNeeley(a)	$—	$74,750	$(83,666)	$—	$190,775
McNeeley(b)	$—	$95,881	$(27,251)	$—	$2,350,996
Manson(a)	$—	$37,265	$(36,422)	$—	$85,249

(a)	Supplemental Executive Retirement Plan

(b)	Executive Deferred Compensation Plan

(1)

The amounts reported in this column represent the amounts accrued to each executive officer in the “All Other Compensation” column of the 2014 Summary Compensation Table and funded in 2015, as described in footnote (4) to the “All Other Compensation” table. Amounts accrued in 2015, but not funded until 2016, are included in the 2015 Summary Compensation Table.

(2)

No portion of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan and, accordingly, have not been included in the “Change in Pension Value and Nonqualified Deferred Compensation on Earnings” column of the 2015 Summary Compensation Table. Please see the discussions of the Supplemental Executive Retirement Plan and the Executive Deferred Compensation Plan below for a description of how earnings are calculated under each plan.

(3)	This column reflects the balance of all contributions and the aggregate earnings on such contributions.

Supplemental Executive Retirement Plan

On January 1, 2005, we established the Supplemental Executive Retirement Plan, which we sometimes refer to as the SERP, in order to provide unfunded deferred compensation to a select group of our executive officers, management and highly compensated employees. Currently, all of our named executive officers participate in the Supplemental Executive Retirement Plan.

The Supplemental Executive Retirement Plan provides for a single lump sum payment to participants of their vested account balance, as adjusted for earnings and losses prior to distribution, following a “qualified” retirement from the Company. Participants who retire from the Company after attaining the age of 62 will be entitled to receive a lump sum payment of their vested account balance six months after the date of retirement. Participants who retire from the Company after attaining the age of 55, but prior to attaining the age of 62, will be entitled to receive a lump sum payment of their vested account balance after the later of the attainment of the age of 62 or six months following the date of retirement.

Generally, benefits under the Supplemental Executive Retirement Plan vest at the end of the five-year period after the executive becomes a participant in the Supplemental Executive Retirement Plan. The benefits of Mr. McNeeley, who became a participant on July 1, 2011, vest according to this schedule. The benefits of Messrs. Siegal, Wolfort, Marabito and Manson are fully vested in the plan.

Participants’ benefits under the Supplemental Executive Retirement Plan will become fully vested upon (1) death while an employee of the Company, (2) termination of employment due to disability, (3) the effective date of any termination of the Supplemental Executive Retirement Plan or (4) the date of a change of control.

We annually allocate a deemed “base contribution” under the Supplemental Executive Retirement Plan for each participant in an amount equal to thirteen percent (13%) of a participant’s “Applied Compensation.” A participant’s “Applied Compensation” is the sum of: (1) the participant’s annual base salary; plus (2) the lesser of (a) the actual bonus earned by the participant under the Senior Management Compensation Program in the applicable year, or (b) 50% of the participant’s annual base salary earned in the applicable year. Additionally, in the case of Messrs. Siegal, Wolfort, Marabito and McNeeley, we annually allocate an “incentive contribution” under the Supplemental Executive Retirement Plan for each participant, based on our annual return on invested capital for the applicable year, in an amount of 0 to 19.6% of the participant’s Applied Compensation. The percentage is determined in accordance with the following table:

Actual Return on Invested Capital	Percentage of Participant’s Applied Compensation
5% or Less	0.0%
6%	0.8%
7%	1.6%
8%	2.4%
9%	3.2%
10%	4.0%
11%	6.6%
12%	9.2%
13%	11.8%
14%	14.4%
15%	17.0%
16% or Greater	19.6%

A participant’s account will be credited with earnings and losses based on the performance of investment funds selected by the participant. Account balances are credited with earnings, gains or losses based on the performance of investment options that are the same as those available to all of our employees who participate under our 401(k) plan.

Earnings under the Supplemental Executive Retirement Plan and the Executive Deferred Compensation Plan are based on the following underlying funds, which had the following annual returns in 2015:

Fund(1)	Annual Return
(%)
MetLife Stable Value Fund	1.9
American Funds Income Fund of America	-1.6
American Funds EuroPacific Growth	-0.8
Columbia Select Large Cap Growth Fund	7.6
Columbia Large Cap Index Fund	1.0
Columbia Contrarian Fund	2.8
Deleware Small Cap Core Fund	-3.6
Franklin US Government Securities	0.9
Janus Advisor Perkins Global Value	-2.2
JP Morgan High Yield	-4.8
MFS International New Discovery	2.5
MFS Research Blended	0.7
MFS Research Bond	-0.7
MFS Total Return Fund	-0.4
MFS Value Fund	-0.8
Nuveen Symphony	5.4
Oak Ridge Small Cap Growth	-4.7
Principal Mid Cap Blend	1.1
Principal Inv SAM Conservative Balanced	-1.2
PIMCO Funds Money Market	0.0
Prudential Mid Cap Value Fund	-6.6

(1)	These investment options are generally the same as those available to all of our employees who participate under our 401(k) plan.

Starting in 2012, amounts credited for executives under the Supplemental Executive Retirement Plan are deemed to be invested in Common Stock. The mechanism for this deemed investment in Common Stock is the issuance to Supplemental Executive Retirement Plan participants of restricted stock units under the Incentive Plan with a dollar value equal to the amount credited to the participant under the Supplemental Executive Retirement Plan and deemed invested in Common Stock. The entire amount credited for Messrs. Siegal, Wolfort, Marabito and McNeeley is deemed invested in shares of Common Stock in this manner. For other SERP participants, 50% of the amount credited will be deemed invested in shares of Common Stock, and the remaining 50% is deemed invested in other investment funds as had occurred previously, unless the participant elects to have all or a portion of the remaining 50% deemed invested in shares of Common Stock.  Mr. Manson has elected to have 100% of his SERP contribution deemed invested in shares of Common Stock. Since 2014, the entire SERP contribution for all participants has been deemed invested in shares of Common Stock.

Executive Deferred Compensation Plan

The Olympic Steel, Inc. Executive Deferred Compensation Plan, which we refer to as the Executive Deferred Compensation Plan, is a voluntary non-qualified contributory savings plan we established, effective December 1, 2004, for the purpose of providing a tax effective deferred compensation opportunity for a select group of our management and/or highly compensated employees. Currently, Mr. Wolfort is the only participant who has elected to participate in the Executive Deferred Compensation Plan. Mr. McNeeley also participates in a deferred compensation program at CTI that was established prior to the Company’s acquisition of CTI.

Participants may defer all or any portion of their annual incentive award and up to 90% of their base salary to the Executive Deferred Compensation Plan. Each Participant is eligible to designate one or more investment options that are available under our 401(k) and profit-sharing plan as the deemed investment(s) for the participant’s deferred compensation account or such other investment options determined appropriate in the sole discretion of the Board. Employee deferrals are credited with earnings, gains or losses based on the performance of investment options that are available under our 401(k) and profit-sharing plan and selected by the employee. Earnings under the Executive Deferred Compensation Plan are based on the same funds, with same annual returns for 2015, as described above with respect to the Supplemental Executive Retirement Plan. Participants in the Executive Deferred Compensation Plan may also choose to invest in Company stock. A participant’s contributions are always 100% vested, and distributions from the plan will be paid in cash in a single lump sum upon termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE IN CONTROL

Retention Agreements

We have executed retention agreements with Messrs. Siegal, Wolfort, Marabito and Manson. Under these agreements, which do not become operative unless we incur a change in control (as defined in the agreements), we agreed to continue the employment of the officer for a certain period following the change in control in the same position with the same duties and responsibilities and at the same compensation level as existed prior to the change in control. If the officer’s employment is terminated without cause or by the officer for “good reason” during such period, the officer is entitled to receive a lump-sum severance payment with continuation of medical, dental, disability and life insurance benefits for two years (one year in the cases of Mr. Manson). The applicable period for Messrs. Siegal, Wolfort and Marabito is two years and their severance payment is equal to 2.99 times the average of their respective last three years’ compensation. The applicable period for Mr. Manson is one year and the severance payment is equal to the average of his last three years’ compensation. Under our long-term equity-based incentive program, upon a change in control, each of our named executive officers would also be entitled to receive a payout for his or her restricted stock units award made under our Incentive Plan.

Compensation for purposes of this calculation includes salary, cash bonus, Company contributions to the Supplemental Executive Retirement Plan and 401(k) and profit-sharing plan on behalf of the officer, personal tax preparation fees, automobile allowance and country club dues (except in the case of Mr. Manson). These retention agreements also provide that, in the event that any of the payments or benefits described above would constitute a “parachute payment” under Internal Revenue Code Section 280G, the payments or benefits provided will be reduced so that no portion is subject to the excise tax imposed by Internal Revenue Code Section 4999, but only to the extent such reduction will result in a net after tax benefit to the officer. Each of the retention agreements contains a non-competition prohibition for two year post-employment (one year in the case of Mr. Manson).

The table below reflects the approximate amounts that would be payable to each named executive officer under his retention agreement assuming that we incurred a change in control at December 31, 2015, that the officer’s employment was terminated in a manner triggering payment of the above benefits, and that no reduction of benefits would be made in order to avoid excise taxes imposed by Internal Revenue Code Section 4999.

	Siegal	Marabito	Wolfort	Manson
Salary	$2,242,500	$1,345,500	$2,093,000	$217,436
Cash Incentive Payout	$458,433	$458,433	$458,433	$51,107
Retirement Plan Contribution Amounts(1)	$374,443	$256,288	$355,008	$42,710
Personal Benefit Amount(2)	$162,988	$112,116	$231,875	$14,100
Continuation of Insurance Coverage(3)	$63,435	$59,339	$67,465	$19,010
Long-Term Equity Based Incentive Payout	$—	$—	$—	$—
Total(4)	$3,301,799	$2,231,676	$3,205,781	$344,363

(1)

The amounts in this row represent the lump sum payment amount that would be paid to the officer in respect of Company contributions on behalf of the officer to our 401(k) and profit-sharing plan and the Supplemental Executive Retirement Plan (2.99 times $117,432 for Mr. Siegal, $77,915 for Mr. Marabito, $110,932 for Mr. Wolfort and one times $34,901 for Mr. Manson).

(2)

The amounts in this row represent the lump sum payment amount that would be paid to the officer in respect of following personal benefits and perquisites provided to the officer: cell phone allowance and automobile allowance (all), fees for personal tax and financial planning (in the cases of Messrs. Siegal, Marabito and Wolfort) and country club dues (in the cases of Messrs. Siegal, Marabito and Wolfort).

(3)

The amounts in this row represent 2.99 times the amounts that we would be paid for the continuation of medical, dental, disability and life insurance coverage for Messrs. Siegal, Wolfort and Marabito and one times the amounts for Mr. Manson.

(4)	The amounts for each item represent 2.99 times the compensation amounts in the cases of Messrs. Siegal, Wolfort and Marabito and one time the total compensation for Mr. Manson.

Employment Agreements

Siegal Employment Agreement.    On November 21, 2012, we entered into an amended and restated employment agreement with Michael D. Siegal, with an effective date of December 1, 2012, pursuant to which Mr. Siegal will serve as our Chairman and Chief Executive Officer for a term ending January 1, 2018, with an automatic three-year extension unless we or Mr. Siegal provide notice otherwise on or before July 1, 2017. Under the agreement, Mr. Siegal is to receive a base salary of $750,000 per year, subject to possible future increases as determined by the Board of the Company or any duly authorized committee.

During the period of employment, Mr. Siegal will be eligible for a performance bonus under our Senior Management Compensation Program in place as of 2012, as amended, or such other bonus plan that replaces that plan, and Mr. Siegal will be eligible to participate in any long-term incentive plan that may be created or amended by the Board from time to time. If we terminate Mr. Siegal’s employment without cause or Mr. Siegal terminates his employment for good reason during his employment period, he will continue to receive his base salary, annual bonus and any other benefits applicable to him under the welfare and benefit plans we maintain, including Company contributions to the Supplemental Executive Retirement Plan and 401(k) and profit-sharing plan, coverage under our medical, dental, disability and life insurance programs, reimbursement for personal tax and financial planning, and an allowance for country club dues and automobile and cell phone allowances, as in effect on the date of termination, during the period ending on the earliest of (1) January 1, 2018, (2) a breach of the non-competition, non-solicitation or confidentiality clause or (3) twenty-four months from the date of termination of employment. If Mr. Siegal’s employment is terminated due to death, he or his estate will continue to receive his base salary for one year thereafter. If Mr. Siegal’s employment is terminated due to death or disability, he and/or his spouse and any minor children will be eligible to continue to participate in our health insurance programs for one year thereafter. If Mr. Siegal’s employment had been terminated due to death or disability as of December 31, 2015, he or his estate would be entitled to receive $750,000 in respect of his base salary and $17,839 in premiums under our medical and dental insurance programs. The employment agreement contains a two-year non-competition and non-solicitation prohibition and customary confidentiality provisions. Assuming that we terminated Mr. Siegal’s employment without cause as of December 31, 2015, he would be entitled to receive the following benefits: $1,500,000 in respect of his base salary, $0 in respect of his bonus, $210,900 in Company contributions to the Supplemental Executive Retirement Plan and 401(k) and profit-sharing plan, $42,574 in premiums for coverage under our medical, dental, disability and life insurance programs, $20,000 for reimbursement of personal tax and financial planning fees, and $100,382 allowances for country club dues, an automobile and a cell phone, for a total of $1,873,856.

Wolfort Employment Agreement.    Effective May 5, 2011, we entered into an agreement with David A. Wolfort pursuant to which Mr. Wolfort will serve as our President and Chief Operating Officer for a term beginning on January 1, 2011 and ending January 1, 2016. Under the agreement, Mr. Wolfort received a base salary of $700,000. On December 31, 2015, Mr. Wolfort entered into a new agreement covering the period of January 1, 2016 through December 31, 2020. Under the new agreement, he will receive a base salary of $735,000, subject to possible future increases as determined by the Board of the Company or any duly authorized committee.

During the period of employment, Mr. Wolfort will be eligible for a performance bonus under our Senior Management Compensation Program in place as of 2011, as amended, or such other bonus plan that replaces that plan, and Mr. Wolfort will be eligible to participate in any long-term incentive plan that may be created or amended by the Board from time to time. If we terminate Mr. Wolfort’s employment without cause during the employment term, he will continue to receive his base salary, annual bonus and any other benefits applicable to him under the welfare and benefit plans we maintain, including Company contributions to the Supplemental Executive Retirement Plan and 401(k) and profit-sharing plan, coverage under our medical, dental, disability and life insurance programs, reimbursement for personal tax and financial planning and an allowance for country club dues, an automobile and a cell phone, as in effect on the date of termination, for a period ending on the earlier of (1) December 31, 2020, (2) a breach of the non-competition, non-solicitation or confidentiality clause or (3) twenty-four months from the date of termination of employment. If Mr. Wolfort’s employment is terminated due to death, he or his estate will continue to receive his base salary for one year thereafter. If Mr. Wolfort’s employment is terminated due to death or disability, he and/or his spouse and any minor children will be eligible to continue to participate in our health insurance programs for one year thereafter. If Mr. Wolfort’s employment had been terminated due to death or disability as of December 31, 2015, he or his estate would be entitled to receive $700,000 in respect of his base salary and $17,910 in premiums under our medical and dental insurance programs. The employment agreement contains a two-year non-competition and non-solicitation prohibition and customary confidentiality provisions. Assuming that we terminated Mr. Wolfort’s employment without cause as of December 31, 2015, he would be entitled to receive the following benefits: $1,400,000 in respect of his base salary, $0 in respect of his bonus, $197,900 in Company contributions to the Supplemental Executive Retirement Plan and 401(k) and profit-sharing plan, $45,270 in premiums for coverage under our medical, dental, disability and life insurance programs, $20,000 for reimbursement of personal tax and financial planning fees, and $140,210 allowances for country club dues, an automobile and a cell phone, for a total of $1,803,380.

Marabito Employment Agreement.    Effective November 23, 2011, we entered into an employment agreement with Richard T. Marabito pursuant to which Mr. Marabito will serve as our Chief Financial Officer for a term beginning on December 1, 2011 and ending January 1, 2017, with an automatic three-year extension unless we or Mr. Marabito provide notice otherwise on or before July 1, 2016. Under the agreement, Mr. Marabito is to receive a base salary of $450,000, subject to possible future increases as determined by the Board of the Company or any duly authorized committee.

During the period of employment, Mr. Marabito will be eligible for a performance bonus under our Senior Manager Compensation Program in place as of 2011, as amended, or such other bonus plan that replaces that plan, and Mr. Marabito will be eligible to participate in any long-term incentive plan that may be created or amended by the Board from time to time. If we terminate Mr. Marabito’s employment without cause during his employment period, he will continue to receive his base salary, annual bonus and any other benefits applicable to him under the welfare and benefit plans we maintain, including Company contributions to the Supplemental Executive Retirement Plan and 401(k) and profit-sharing plan, coverage under our medical, dental, disability and life insurance programs, reimbursement for personal tax and financial planning and an automobile and cell phone allowance, as in effect on the date of termination, during the period ending on the earlier of (1) January 1, 2017, (2) a breach of the non-competition, non-solicitation or confidentiality clause or (3) twenty-four months from the date of termination of employment. If Mr. Marabito’s employment is terminated due to death, he or his estate will continue to receive his base salary for one year thereafter. If Mr. Marabito’s employment is terminated due to death or disability, he and/or his spouse and any minor children will be eligible to continue to participate in our health insurance programs for one year thereafter. If Mr. Marabito’s employment had been terminated due to death or disability as of December 31, 2015, he or his estate would be entitled to receive $450,000 in respect of his base salary and $17,910 in premiums under our medical and dental insurance programs. The employment agreement contains a two-year non-competition and non-solicitation prohibition and customary confidentiality provisions. Assuming that we terminated Mr. Marabito’s employment without cause as of December 31, 2015, he would be entitled to receive the following benefits: $900,000 in respect of his base salary, $0 in respect of his bonus, $132,900 in Company contributions to the Supplemental Executive Retirement Plan and 401(k) and profit-sharing plan, $39,156 in premiums for coverage under our medical, dental, disability and life insurance programs, $16,000 for reimbursement of personal tax and financial planning fees, and $57,600 allowances for an automobile and a cell phone, for a total of $1,145,636.

McNeeley Employment Agreement.    Effective July 1, 2011, we entered into an employment agreement with Donald R. McNeeley pursuant to which Mr. McNeeley will serve as President of CTI for a term ending July 1, 2016, with an automatic three-year extension unless Mr. McNeeley provides notice otherwise on or before April 1, 2016. Under the agreement, Mr. McNeeley is to receive a base salary of $575,000, subject to possible future increases as determined by the Board of the Company or any duly authorized committee.

During the period of employment, Mr. McNeeley will be eligible for an annual performance bonus and will also be eligible to participate in any long-term incentive plan that may be created or amended by the Board from time to time. Mr. McNeeley would be eligible for varying levels of severance payments and benefits depending on the circumstances of his termination of employment and when the termination takes place. If we terminate Mr. McNeeley’s employment for any reason other than an illegal act prior to July 1, 2016 or if he terminates his employment for good reason prior to July 1, 2014, he will (1) continue to receive his base salary until the earlier of July 1, 2016 or the date he breaches his obligations under the employment agreement and (2) continue to receive reimbursement for his country club membership fees and dues until he reaches age 65, he becomes employed full time by another employer or he breaches his obligations under the employment agreement, whichever occurs first. If Mr. McNeeley terminates his employment for any reason on or after July 1, 2014 but prior to July 1, 2016, Mr. McNeeley will continue to receive half his base salary and full reimbursement of his country club member fees and dues until the dates those payments would have ceased had we instead terminated him for a reason other than an illegal act on that date, as explained in the preceding sentence. In addition, if, at any time prior to July 1, 2019, we terminate Mr. McNeeley’s employment without good cause or if, prior to July 1, 2016, he terminates his employment for good reason, he will be entitled to continued medical coverage at active employee contribution rates until he becomes eligible for Medicare or, if earlier, another employer’s medical plan. The employment agreement contains a two-year non-competition and non-solicitation prohibition and customary confidentiality provisions. Assuming we terminated Mr. McNeeley’s employment for a reason other than an illegal act as of December 31, 2015, he would be entitled to receive the following benefits: $287,500 in respect of his base salary, approximately $12,938 in respect of his country club membership fee and dues reimbursement, and $8,755 in Company-paid premiums for coverage under our medical plan, for a total of $309,193.

Retirement Plans

Our executive officers are eligible to participate in our Supplemental Executive Retirement Plan and each of our named executive officers is eligible to participate in our Executive Deferred Compensation Plan. The aggregate account balance of each named executive officer under these plans and a description of the amounts payable to each such executive upon retirement from their employment with us are provided under the 2014 Nonqualified Deferred Compensation Table.

2015 DIRECTOR COMPENSATION

The following table summarizes compensation paid to our non-employee Directors in 2015:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Meathe	$25,000	$34,994	$—	$—	$—	$—	$59,994
Rippey	$37,500	$—	$—	$—	$—	$—	$37,500
Goldstein	$57,500	$69,987	$—	$—	$—	$—	$127,487
Kempthorne	$55,000	$69,987	$—	$—	$—	$—	$124,987
Della Ratta	$62,500	$69,987	$—	$—	$—	$—	$132,487
Anton	$62,500	$69,987	$—	$—	$—	$—	$132,487

(1)

The amounts shown do not reflect compensation actually received by the non-employee Director. The amounts shown in this column are the grant date fair values for these stock awards calculated in accordance with ASC Topic 718. See Note 10 to our condensed consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for details as to the assumptions used to determine the fair value of the stock awards.

(2)	The non-employee directors had no option awards outstanding as of December 31, 2015.

During 2015, each Director who was not one of our employees received a $12,500 quarterly cash retainer and reimbursement for out-of-pocket expenses incurred in connection with attending board meetings. The Audit and Compliance Committee Chairman received an additional $3,125 per quarter, the Chairman of the Compensation received an additional $1,875 per quarter, the Chairman of the Nominating Committee received an additional $1,250 per quarter and the Lead Director received an additional $3,125 per quarter. Directors who are also our employees receive no additional remuneration for serving as Directors.

Since 2013, each non-employee Director, within five years of joining the Board, is required to own Common Stock with a value equal to three times the annual cash retainer.  Actual shares owned and restricted stock units that vest upon the Director’s retirement from the Board are counted toward the ownership requirement.

Excepting Mr. Meathe, the Compensation Committee approved the grant of 4,638 time-based restricted stock units to each non-employee Director then serving, effective March 1, 2015. Mr. Meathe was granted a 2,319 time-based restricted stock unit award in connection with his service as a Director through the 2015 Annual Meeting of Shareholders. Subject to the terms of the Incentive Plan and the restricted stock units award agreement executed by each non-employee Director, the restricted stock units vested on January 1, 2016. The restricted stock units are not converted into shares of Common Stock until the Director either resigns or is terminated from the Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015 regarding shares outstanding and available for issuance under the Stock Option Plan and the Incentive Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	333,960	$23.00	110,549
Equity compensation plans not approved by security holders	—	—	—
Totals	333,960	$23.00	110,549

RELATED PARTY TRANSACTIONS

We have adopted a written policy for the review of transactions with related persons. The policy generally requires review, approval or ratification of transactions involving amounts exceeding $120,000 in which we are a participant and in which a Director, Director-nominee, executive officer or a significant shareholder of the Company, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest. These transactions must be reported for review by our Audit and Compliance Committee. Following review, our Audit and Compliance Committee determines to approve or ratify these transactions, taking into account, among other factors it deems appropriate, whether they are on terms no less favorable to us than those available with other unaffiliated parties and the extent of the related person’s interest in the transaction. The Chairman of our Audit and Compliance Committee has the authority to approve or ratify any related party transaction in which the aggregate amount involved is expected to be less than $500,000. The policy provides for standing pre-approval of certain related party transactions, even if the amounts involved exceed $120,000, including certain transactions involving: compensation paid to our executive officers and Directors; other companies or charitable organizations where the amounts involved do not exceed $500,000 or 2% of the organization’s total annual revenues or receipts; proportional benefits to all shareholders; rates or charges determined by competitive bids; services as a common or contract carrier or public utility; and banking-related services.

Mr. Siegal holds a 50% ownership in the partnership that owns a Cleveland warehouse that the Company has leased since 1956. The warehouse is currently leased through December 31, 2018, with four five-year renewal options, at a monthly rental of $17,000.

The relationship described above has been reviewed and ratified in accordance with our policy for review of transactions with related persons.

AUDIT COMMITTEE REPORT

The purpose of the Audit and Compliance Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit and Compliance Committee charter describes in greater detail the full responsibilities of the committee and is available through the “Investor Relations” section of our website at www.olysteel.com. The Audit and Compliance Committee is comprised solely of independent Directors as defined by the listing standards of the Nasdaq and by Rule 10A-3 under the Exchange Act.

The Audit and Compliance Committee has reviewed and discussed our consolidated financial statements with management and PwC, our independent auditors. Management is responsible for our financial statements and the financial reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. The Audit and Compliance Committee monitors and oversees these processes on behalf of the Board.

Management continued to review and enhance the internal control evaluation process and the Audit and Compliance Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management. In connection with this oversight, the Audit and Compliance Committee receives periodic updates provided by management and PwC at each regularly scheduled Audit and Compliance Committee meeting. These updates occur at least quarterly. The Audit and Compliance Committee also holds regular private sessions with PwC to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit and Compliance Committee with a report on the effectiveness of our internal control over financial reporting, which is reviewed by the Committee. The Audit and Compliance Committee also reviews the report of management contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC, as well as PwC’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its integrated audit of our fiscal 2015 consolidated financial statements and the effectiveness of internal control over financial reporting.

As part of fulfilling its responsibilities, the Audit and Compliance Committee reviewed and discussed the audited consolidated financial statements for 2015 with management and discussed with our independent auditors those matters required to be discussed by Statement on Auditing Standards No. 16, “Communications with Audit Committee,” as adopted by the PCAOB. The Audit and Compliance Committee received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit and Compliance Committee and discussed that firm’s independence with representatives of the firm. The Audit and Compliance Committee also monitored the services provided by the independent auditors, pre-approved all audit-related services, discussed with PwC the effect of the non-audit services performed on auditor independence, and concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in conducting its auditing functions.

Based upon the Audit and Compliance Committee’s review of the audited consolidated financial statements and its discussions with management and our independent auditors, the Audit and Compliance Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended December 31, 2015 in our Annual Report on Form 10-K filed with the SEC.

This report is submitted on behalf of the members of the Audit and Compliance Committee:

Arthur F. Anton, Chairman

Howard L. Goldstein

Ralph M. Della Ratta

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has selected PwC, an independent registered public accounting firm, as its independent auditors for 2016. The decision to retain PwC was made by the Audit and Compliance Committee.

Audit Fees.    Aggregate fees for professional services rendered by PwC for the audit of our annual financial statements and for its review of the financial statements included in our Forms 10-Q, were $932,000 for 2015 and $848,000 for 2014. Services performed in 2015 and 2014 include the audit of our annual financial statements, the internal control attestations required under the Sarbanes-Oxley Act, and the quarterly reviews of the financial statements included in our Forms 10-Q.

Audit-Related Fees.    Aggregate fees for assurance and related services by PwC that were reasonably related to the performance of the audit or review of our financial statements and which were not reported under “Audit Fees” above were $0 in 2015 and $0 in 2014.

Tax Fees.    Aggregate fees for federal and state tax services. There were $0 and $18,477 in tax fees paid to PwC in 2015 and 2014, respectively.

All Other Fees.    Other fees paid to PwC in 2015 and 2014 totaled $0 and $5,000, respectively. Fees paid in 2014 related to the review of an employee trust.

Pre-Approval Policy.    All services listed above were pre-approved by the Audit and Compliance Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit and Compliance Committee Charter provides for pre-approval by the Audit and Compliance Committee of non-audit services provided by PwC.

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF

THE COMPANY’S INDEPENDENT AUDITORS

PwC served as independent auditors of the Company for the year ended December 31, 2015 and has been retained by the Audit and Compliance Committee to do so for the year ending December 31, 2016.

Shareholder ratification of the selection of PwC as the Company’s independent auditors is not required by the Company’s Amended and Restated Code of Regulations or otherwise. However, the Board is submitting the selection of PwC to the shareholders for ratification. If the shareholders do not ratify the selection, the Audit and Compliance Committee will reconsider whether or not to retain the firm. In such event, the Audit and Compliance Committee may retain PwC, notwithstanding the fact that the shareholders did not ratify the selection, or select another nationally recognized accounting firm without resubmitting the matter to the shareholders. Even if the selection is ratified, the Audit and Compliance Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The proposal regarding the ratification of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock having voting power present in person or by proxy at the Annual Meeting. As a result, abstentions will have the same effect as a vote cast against the proposal. Proposal Two is a routine matter and a broker or other financial institution that holds your shares in its name may vote your shares with respect to this proposal if you do not provide it with voting instructions. Accordingly, there should be no broker non-votes with respect to this proposal. As an advisory vote, the ratification of PwC as our independent registered public accounting firm is not binding on the Company.

The Board recommends a vote “FOR” the ratification of the selection of PwC as the Company’s independent auditors for the year ending December 31, 2016.

PROPOSAL THREE

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A(a)(1) under the Exchange Act, shareholders are entitled to an advisory vote at the Annual Meeting on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. We are currently conducting say-on-pay votes every year, and expect to hold the next say-on-pay vote in connection with our 2017 Annual Meeting.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to support our long-term business strategy and link our executives’ interests with those of our shareholders. We designed the compensation program to, among other things, provide incentives for executives to help us achieve business objectives and give the Compensation Committee the flexibility necessary to reward executives for achieving such objectives.

Accordingly, shareholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, the shareholder vote on named executive officer compensation is not binding on the Company or the Board. Although the shareholder vote on executive compensation is not binding on the Company, the Board and the Compensation Committee will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

The proposal regarding the resolution approving named executive officer compensation requires the affirmative vote of a majority of the holders of the shares of Common Stock having voting power present or by proxy at the Annual Meeting. As a result, abstentions will have the same effect as a vote cast against the proposal, but broker non-votes will have no impact on the outcome of this proposal.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.

PROPOSAL FOUR

Approval of the AMENDED AND RESTATED OLYMPIC STEEL, INC. 2007 Omnibus Incentive Plan

In March 2016, both the Compensation Committee and the Board approved, subject to shareholder approval, an amendment and restatement of the Olympic Steel, Inc. 2007 Omnibus Incentive Plan, which we refer to as the Current Incentive Plan. The amendment and restatement is in the form of the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan, which we refer to as the Amended and Restated Incentive Plan.

If the Amended and Restated Incentive Plan is approved by our shareholders, it will be effective as of the date of the date of the 2016 Annual Meeting of Shareholders. If the Amended and Restated Incentive Plan is not approved by our shareholders, no awards will be made under the Amended and Restated Incentive Plan, and our ability to make certain performance awards to certain recipients may be limited.

The principal purpose of amending and restating the Current Incentive Plan is to increase the maximum number of shares of Common Stock available for awards thereunder from 500,000 shares to 1,000,000 shares, an increase of 500,000 shares (or 4.6% of our outstanding Common Stock as of March 10, 2016). Shareholder approval of the Amended and Restated Incentive Plan is also intended to constitute approval of the material terms for “qualified performance-based compensation” under the Amended and Restated Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as discussed further below. In addition to these purposes, the Company is also proposing to amend the Current Incentive Plan to: (i) provide for one-year minimum vesting for awards; (ii) revise the definition of Change of Control (as discussed below); (iii) expressly provide for limited share recycling; and (iv) expressly prohibit the repricing of stock options and stock appreciation rights without shareholder approval.

 Why We Believe You Should Vote for Proposal Four

The Amended and Restated Incentive Plan is designed to: (a) attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success; (b) motivate Amended and Restated Incentive Plan participants to achieve the long-term success and growth of the Company; (c) facilitate ownership of shares of Common Stock; and (d) align the interests of the Amended and Restated Incentive Plan participants with those of the Company’s public shareholders. The Board and the Compensation Committee believe that the awards that would be available for issuance under the Amended and Restated Incentive Plan will help to incentivize eligible officers, employees, directors and consultants to promote the interests of the Company and its shareholders, while also providing an important mechanism to attract and retain key management talent by providing long-term compensation opportunities competitive with those made available by other companies. In general, the Amended and Restated Incentive Plan empowers the Company to grant stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, and other stock-based and cash-based awards to officers, employees, directors of, and consultants to, the Company and any of its subsidiaries or affiliates.

As of March 10, 2016, 18,472 shares of Common Stock remained available for issuance under the Current Incentive Plan. If the Amended and Restated Incentive Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align compensation interests with the investment interests of our shareholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our shareholders.

The following includes aggregated information regarding the overhang and dilution associated with the Current Incentive Plan and the potential shareholder dilution that would result if the proposed share increase under the Amended and Restated Incentive Plan is approved. This information is as of March 10, 2016. As of that date, there were approximately 10,956,178 shares of Common Stock outstanding.

Under the Current Incentive Plan:

●	Outstanding full-value awards (restricted share units, including performance-based awards assuming maximum performance): 406,445 shares (3.7% of our outstanding Common Stock);

●	Outstanding stock options: 0 shares (0% of our outstanding Common Stock);

●	Total shares of Common Stock subject to outstanding awards, as described above (full-value awards and stock options): 406,445 shares (3.7% of our outstanding Common Stock);

●	Total shares of Common Stock available for future awards under the Current Incentive Plan: 18,472 shares (0.2% of our outstanding Common Stock); and

●

The total number of shares of Common Stock subject to outstanding awards (406,445 shares), plus the total number of shares available for future awards under the Current Incentive Plan (18,472 shares), represents a current overhang percentage of 3.9% (in other words, the potential dilution of our shareholder represented by the Current Incentive Plan).

Under the Amended and Restated Incentive Plan:

●

Proposed additional shares of Common Stock available for future issuance under the Amended and Restated Incentive Plan: 500,000 shares (4.6% of our outstanding Common Stock - this percentage reflects the simple dilution of our shareholders that would occur if the Amended and Restated Incentive Plan is approved).

Total Potential overhang or dilution under the Amended and Restated Incentive Plan:

●

The total shares of Common Stock subject to outstanding awards as of March 10, 2016 (406,445 shares), plus the total shares of Common Stock available for future awards under the Current Incentive Plan as of that date (18,472 shares), plus the proposed additional shares of Common Stock available for future issuance under the Amended and Restated Incentive Plan (500,000 shares), represent a total fully-diluted overhang of 924,917 shares (8.4%) under the Amended and Restated Incentive Plan.

Based on the closing price on The Nasdaq Global Select Market for our Common Stock on March 3, 2016 of $13.25 per share, the aggregate market value as of March 3, 2016 of the 500,000 additional shares of Common Stock requested for issuance under the Amended and Restated Incentive Plan was $6,625,000.

In 2013, 2014 and 2015, we granted awards under the Current Incentive Plan covering 46,714 shares, 45,814 shares, and 79,704 shares, respectively. Based on our basic weighted average shares of Common Stock outstanding for those three years of 10,953,286, 10,978151, and 10,991117, respectively, for the three-year period 2013-2015, our average burn rate, not taking into account forfeitures, was 0.52% (our individual years’ burn rates were 0.43% for 2013, 0.42% for 2014, and 0.73% for 2015).

In determining the number of shares to request for approval under the Amended and Restated Plan, our management team worked with Willis Towers Watson, the Compensation Committee’s independent compensation consultant, and the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended and Restated Plan.

If the Amended and Restated Incentive Plan is approved, we intend to utilize the shares authorized under the Amended and Restated Incentive Plan to continue our practice of incentivizing key individuals through annual equity grants. We currently anticipate that the shares requested in connection with the approval of the Amended and Restated Incentive Plan combined with the shares available for future awards will last for about five years, based on our historic grant rates and the approximate current share price, but could last for a shorter period of time if actual practice does not match historic rates or our share price changes materially. As noted in “Summary of the Other Material Terms of the Amended and Restated Incentive Plan,” our Compensation Committee would retain full discretion under the Amended and Restated Incentive Plan to determine the number and amount of awards to be granted under the Amended and Restated Incentive Plan, subject to the terms of the Amended and Restated Incentive Plan, and future benefits that may be received by participants under the Amended and Restated Incentive Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.

Section 162(m)

As discussed above, one reason for submitting this Proposal Four to shareholders is to obtain shareholder approval of the material terms for “qualified performance-based compensation” under the Amended and Restated Incentive Plan for purposes of Section 162(m) of the Code. Such shareholder approval is expected to enable us to structure certain awards so that they may constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Section 162(m) of the Code generally disallows a deduction for certain compensation paid to our Chief Executive Officer and to each of our other three most highly compensated executive officers, other than our Chief Financial Officer, in a taxable year to the extent that compensation to such covered employee exceeds $1 million for such year. However, some types of compensation, including “qualified performance-based compensation” under Section 162(m) of the Code, are not subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. The deduction limit does not apply to compensation paid under a shareholder-approved plan that meets certain requirements for “qualified performance-based compensation” under Section 162(m) of the Code. While we believe it is in the best interests of the Company and its shareholders to have the ability to potentially grant “qualified performance-based compensation” under the Amended and Restated Incentive Plan, we may decide to grant compensation to covered employees that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code under the Amended and Restated Incentive Plan, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us.

Generally, compensation attributable to stock options, stock appreciation rights and other performance-based awards may be deemed to qualify as “qualified performance-based compensation” under Section 162(m) of the Code if: (1) the grant is made by a committee of outside directors for purposes of Section 162(m) of the Code; (2) the plan under which the award is granted states the maximum number of shares with respect to which share-based awards and the maximum amount of cash-based awards that may be granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by shareholders (or, in the case of stock options or stock appreciation rights, the increase in the value of the shares after the date of grant). Shareholder approval of this Proposal Four is intended to satisfy the shareholder approval requirements under Section 162(m) of the Code.

The Amended and Restated Incentive Plan includes a list of performance measures upon which the Compensation Committee must condition a grant or vesting of a “qualified performance-based award” pursuant to the Amended and Restated Incentive Plan, which measures are as follows:

●	stock price;

●	market share;

●	sales;

●	earnings per share;

●	return on assets and return on equity;

●	return on invested capital;

●	costs;

●	earnings;

●	capital adjusted pre-tax earnings (economic profit);

●	earnings before income taxes, depreciation and amortization;

●	net income;

●	operating income;

●	performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax);

●	gross margin;

●	revenue;

●	working capital;

●	total assets;

●	net assets;

●	return on assets;

●	stockholders’ equity;

●	cash flow; and

●	any combination of the foregoing.

In addition to these performance measures, the Amended and Restated Incentive Plan also includes individual grant limits for equity or incentive awards that can be granted pursuant to the Amended and Restated Incentive Plan, as further described below.

The Company is seeking shareholder approval of the material terms for “qualified performance-based compensation” under the Amended and Restated Incentive Plan, including the performance measures and grant limits under the Amended and Restated Incentive Plan, as well as the individuals eligible to receive awards under the Amended and Restated Incentive Plan, to have the flexibility to potentially grant awards under the Amended and Restated Incentive Plan that may be fully deductible for federal income tax purposes. If the Company’s shareholders approve the material terms for “qualified performance-based compensation” under the Amended and Restated Incentive Plan, assuming that all other requirements under Section 162(m) of the Code are met, we may be able to obtain tax deductions with respect to awards issued under the Amended and Restated Incentive Plan to our covered employees without regard to the limitations of Section 162(m) of the Code through the 2021 Annual Meeting of Shareholders (in other words, for around five years). If the Company’s shareholders do not approve this proposal, the Company will generally be limited in its ability to make certain performance-based awards.

The actual text of the Amended and Restated Incentive Plan is attached to this proxy statement as Appendix A. The following description of the Amended and Restated Incentive Plan is only a summary of its material terms and provisions and is qualified by reference to the actual text as set forth in Appendix A. If the Amended and Restated Incentive Plan is not approved by our shareholders, the Current Incentive Plan will remain in effect under its current terms and conditions.

Amended and Restated Incentive Plan Highlights

Reasonable Amended and Restated Incentive Plan Limits. Subject to adjustment as described in the Amended and Restated Incentive Plan, the number of shares of our Common Stock that may be issued or transferred pursuant to awards under the Amended and Restated Incentive Plan is limited to 1,000,000 shares. These shares may be shares of original issuance or treasury shares.

The Amended and Restated Incentive Plan also provides that, subject to adjustment as described in the Amended and Restated Incentive Plan:

●

the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of stock options intended to qualify a “incentive stock options” under Section 422 of the Code (“Incentive Stock Options” or “ISOs”), will not exceed 1,000,000 shares;

●

no participant will be granted stock options or appreciation rights (“SARs”) or awards of restricted stock, restricted share units, performance shares or other stock-based awards, in the aggregate, for more than 50,000 shares of Common Stock during any calendar year, which limit includes grants of awards that are intended to represent “performance-based compensation” as described in Section 162(m)(4)(C) of the Code; and

●

no participant in any calendar year will receive an award of cash-based awards having an aggregate maximum value as of their respective grant dates in excess of $3,000,000, which limit includes grants of awards that are intended to represent “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

Limited Share Recycling Provisions. Shares of Common Stock covered by an award granted under the Amended and Restated Incentive Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Therefore, the total number of shares available under the Amended and Restated Incentive Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. However, (1) if shares of Common Stock are withheld by the Company in payment of the exercise price of a stock option, the total number of shares covered by the stock option being exercised will reduce the aggregate plan limit described above, (2) if shares of Common Stock are tendered or otherwise used in payment of the exercise price of a stock option, the total number of shares covered by the stock option being exercised will reduce the aggregate plan limit described above, (3) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation will reduce the aggregate plan limit described above, and (4) the number of shares of Common Stock covered by a stock appreciation right that are not actually issued in connection with its shares settlement on exercise will reduce the aggregate plan limit described above. In the event that the Company repurchases shares with stock option proceeds, those shares will not be added to the aggregate plan limit described above. If, under the Amended and Restated Incentive Plan, a participant has elected to give up the right to receive compensation in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the aggregate plan limit described above.

Minimum Vesting Periods. The Amended and Restated Incentive Plan provides that:

●

Time-based restrictions on restricted stock, restricted share units and other share-based awards may not lapse solely by the passage of time sooner than after one year, unless the Committee specifically provides for those restrictions to lapse sooner (1) by virtue of the retirement, death or disability of a participant or (2) in the event of a change of control; and

●

If restrictions on restricted stock, restricted share units and other share-based awards lapse upon the achievement of management objectives, the period of restriction must be at least one year from the grant date, and the performance period for performance shares and performance units must be at least one year, unless the Committee specifically provides for earlier lapse or modification by virtue of the retirement, death or disability of a participant or a change of control; provided, however, that no award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will provide for such early lapse or modification (other than in connection with the death or disability of the participant or a change of control to the extent such provisions would cause the award to fail to be “performance-based compensation” under Section 162(m) of the Code.

Change of Control Definition. The Amended and Restated Incentive Plan includes a revised definition of “change of control,” which is set forth below:

The words “Change of Control” mean:

●

a person becomes a “beneficial owner” (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of thirty percent (30%) or more of our shares of Common Shares calculated as provided in paragraph (d) of said Rule 13d-3;

●

the date of consummation of any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger;

●	the date of consummation of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

●	approval by our shareholders of the liquidation (but not a partial liquidation) or dissolution of the Company; or

●

the date (the “Measurement Date”) on which the individuals who at the beginning of a two consecutive year period ending on the Measurement Date, cease, for any reason, to constitute at least a majority of the Board of Directors of the Company, unless the election, or the nomination for election by our shareholders, of each new Director during such two-year period was approved by an affirmative vote of the Directors (including any participant) then still in office who were Directors at the beginning of said two-year period.

Notwithstanding the foregoing, (A) if any person’s ownership interest in the Company increases to 30% or more, solely as a result of the Company’s repurchase of its shares, or (B) Michael D. Siegal increases his ownership interest to 30% or more, such ownership shall not be considered a Change of Control for purposes of the first bullet point above.

No Repricing Without Shareholder Approval. The repricing of options and stock appreciation rights (outside of certain corporate transactions or adjustment events described in the Amended and Restated Incentive Plan) is prohibited without shareholder approval under the Amended and Restated Incentive Plan.

Detrimental Activity and Recapture. Any award agreement may provide for the cancellation or forfeiture and repayment to the Company of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee, if any participant, either during employment or other service with the Company or a subsidiary or within a specified period after such employment or service engages in any detrimental activity. In addition, any award agreement may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

Other Features.

●	The Amended and Restated Incentive Plan is designed to allow awards made under the Amended and Restated Incentive Plan to qualify as “performance-based compensation” under Section 162 of the Code.

●	No award granted under the Amended and Restated Incentive Plan will be transferred for value.

Summary of Other Material Terms of the Amended and Restated Incentive Plan

Plan Administration. The Amended and Restated Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has full and exclusive discretionary power to interpret the terms of the Amended and Restated Incentive Plan, any award agreement and any other agreement or document related to the Amended and Restated Incentive Plan. The Compensation Committee also may adopt such rules, regulations, forms, instruments and guidelines for administering the Amended and Restated Incentive Plan as it deems advisable. The Compensation Committee may from time to time delegate all or any part of its authority under the Amended and Restated Incentive Plan to a subcommittee thereof or the Chief Executive Officer of the Company. However, the Compensation Committee may not delegate such responsibilities and duties for awards granted to directors and certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act or subject to Section 162(m) of the Code.

Eligibility. Under the Amended and Restated Incentive Plan, officers, all other regular active employees of the Company or any of its affiliates, Directors and consultants to the Company or any of its affiliates are eligible to participate in the Amended and Restated Incentive Plan. The Amended and Restated Incentive Plan participants will be designated by the Compensation Committee or, the Chief Executive Officer of the Company with proper delegation from the Compensation Committee. As of March 10, 2016, there were approximately 50 employees, one consultant, and five non-employee Directors of the Company expected to participate in the Amended and Restated Incentive Plan.

Types of Awards. The Amended and Restated Incentive Plan permits awards in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, cash-based awards and other stock-based awards. Each award is evidenced by an award agreement by which the Compensation Committee establishes the specific terms and conditions of the award.

Aggregate Share Limitations. The aggregate number of shares of Common Stock available for awards granted under the Amended and Restated Incentive Plan will not exceed 1,000,000 shares.

The exercise of stock appreciation rights, whether paid in cash or stock, is considered to be an issuance of shares for purposes of these limitations. In the event any outstanding award, or portion thereof, expires, or is terminated, canceled or forfeited, the shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited award shall be available for subsequent awards under the Amended and Restated Incentive Plan.

Adjustments. In the event of a recapitalization, stock dividend, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase our shares of Common Stock or other securities of the company or other similar transaction, the Compensation Committee or the Board shall, in a manner as it deems equitable, adjust any or all of (a) the number and type of shares of Common Stock issuable under the Amended and Restated Incentive Plan, (b) the number and type of shares of Common Stock subject to outstanding awards, and (c) the purchase price or exercise price with respect to any award, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated Incentive Plan. In addition, the Compensation Committee will make or provide for such adjustments to the aggregate number of shares available for issuance under the Amended and Restated Incentive Plan and the other share limits of the Amended and Restated Incentive Plan as the Compensation Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

Annual Participant Award Limitations. The aggregate number of shares of Common Stock underlying awards granted under the Amended and Restated Incentive Plan to any one participant in any fiscal year, shall not exceed 50,000 shares, regardless of whether such awards are thereafter canceled, forfeited or terminated. The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any fiscal year may not exceed $3,000,000. The forgoing annual limitations apply to the grant of any awards under the Amended and Restated Incentive Plan, including, but not limited to, awards representing “performance-based compensation” under Code Section 162(m).

Performance Objectives. Awards under the Amended and Restated Incentive Plan may be conditioned upon the attainment of performance objectives. Awards may be based on any number and type of performance objectives that the Compensation Committee determines are desirable. The performance objectives measured may be that of the Company or one or more of its affiliates, and the measurement may be based either on the performance of the Company or such affiliates without regard to comparison with other corporations or on such performance compared to that of other corporations.

Performance objectives and performance measures under the Amended and Restated Incentive Plan may be selected by the Compensation Committee in its sole discretion. With respect to awards intended to be performance-based compensation for employees covered under Section 162(m) of the Code, performance objectives will be based upon one or more of the following metrics: stock price, market share, sales, earnings per share, return on equity, return on invested capital, costs, earnings, capital adjusted pre-tax earnings (economic profit), earnings before income taxes, depreciation, and amortization, net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, return on assets, stockholders’ equity and cash flow. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or divisional/regional performance and/or on performance as compared with that of other publicly-traded companies.

The Amended and Restated Incentive Plan permits the Compensation Committee to make grants subject to performance objectives that are either intended to qualify as “performance-based compensation” under Section 162(m) of the Code or are not intended to qualify thereunder.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code (other than in connection with a change of control of the Company) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the performance objectives or minimum acceptable level of achievement with respect to such covered employee.

Stock Options. A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options may consist of either Incentive Stock Options meeting the requirements of Section 422 of the Code, non-qualified stock options that do not comply with those requirements, or a combination of both. Incentive stock options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the exercise price per share of stock options cannot be less than the fair market value of a share of Common Stock on the date of grant. The term of stock options cannot exceed ten years from the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the applicable vesting and forfeiture provisions (to the extent that the termination provisions set forth in the Amended and Restated Incentive Plan do not apply). However, no grant of stock options may become exercisable sooner than after one year. Stock options may provide for their earlier exercise, including in the event of retirement, death or disability of the participant or in the event of a change of control of the Company (in each case, as described below). In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (1) in cash; (2) the actual or constructive transfer to the Company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) by a combination of the foregoing methods; (4) by authorizing a broker to sell a number of shares otherwise issuable to the participant upon exercise with the proceeds of the sale applied to pay the exercise price and tax withholding; (5) a net exercise; and (6) such other methods as may be approved by the Compensation Committee. No participant may be awarded incentive stock options that are first exercisable during any calendar year which cover shares of Common Stock having a fair market value, determined at the time of grant, in excess of $100,000. Stock options are settled in shares of Common Stock. Stock options may not provide for dividends or dividend equivalents.

Stock Appreciation Rights. Awards under the Amended and Restated Incentive Plan may take the form of stock appreciation rights or SARs. Stock appreciation rights allow the holder to realize the value of the difference between the market price per share of Common Stock on the date of grant and the market value per share of Common Stock on the date such stock appreciation rights are exercised. Stock appreciation rights may be granted at any time and may be granted either in conjunction with stock options or without related stock options. Each grant of an SAR will specify the applicable terms of the award, including the number of shares of Common Stock subject to the award and the applicable vesting and forfeiture provisions. However, no grant of stock appreciation rights may become exercisable sooner than after one year. Stock appreciations rights may provide for the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant or in the event of a change of control of the Company (as described below).

The term of stock appreciation rights cannot exceed ten years from the date of grant. Stock appreciation rights may not be exercised at any time the market value per share of Common Stock does not exceed the market value per share of Common Stock as of the date of grant. Stock appreciation rights may be settled in cash, shares of Common Stock or a combination of both, as determined by the Compensation Committee and provided in the applicable award agreement.

Restricted Share and Restricted Share Units. Awards under the Amended and Restated Incentive Plan may take the form of restricted shares and restricted share units. Restricted Shares constitute an immediate transfer of the ownership of shares of Common Stock to a participant subject to restrictions on transferability and any other restrictions the Compensation Committee may impose. The Compensation Committee may grant restricted shares without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant. The restrictions lapse if either the holder remains employed by the Company or its subsidiaries or affiliates for a period of time established by the Compensation Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the Compensation Committee. However, such restrictions may not lapse or terminate sooner than after one year. Any grant of restricted shares may provide for the earlier lapse of such restrictions, including in the event of retirement, death or disability of the participant or in the event of a change of control of the Company (as described below).

Restricted share units are similar to restricted shares except that no shares are actually awarded to the participant on the date of grant and the holder typically does not enjoy any shareholder rights (including voting) with respect to such units. However, if provided for in the applicable award agreement, restricted share units may provide for the payment of dividend and dividend equivalents, but any dividend equivalents or other distributions for restricted share units with restrictions that lapse as a result of the achievement of performance objectives will be deferred until and paid contingent upon the achievement of the applicable performance objectives. Restricted share awards and restricted share unit awards are settled in shares of Common Stock.

Performance Shares. Awards under the Amended and Restated Incentive Plan may take the form of performance shares. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock. Performance shares become payable to participants upon the achievement of specified performance objectives and upon such terms and conditions as the Compensation Committee determines at the time of grant. The period of time over which performance goals are measured will be determined by the Compensation Committee. However, no grant of performance shares will provide for a performance period of less than one year. Any grant of performance shares may provide for the earlier lapse or modification of the performance period, including in the event of retirement, death or disability of the participant or in the event of a change of control of the Company (as described below). Performance shares are settled in shares of Common Stock. However, no such adjustment will be made in the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code (other than in connection with the death or disability of the participant or a change in control of the Company) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code.

Other Stock-Based Awards and Cash-Based Awards. Other stock-based awards are awards of stock-based compensation that do not fit within the scope of the other specifically enumerated types of awards (including the grant or offer for sale of unrestricted shares of Common Stock). The Compensation Committee may make cash-based awards with a range of payments levels. Other stock-based awards and cash-based awards may be based upon the achievement of performance goals. Other stock-based awards and cash-based awards may be settled in cash, shares of Common Stock or a combination of the foregoing, as determined by the Compensation Committee and provided in the applicable award agreement. If the earning or vesting of, or elimination of restrictions applicable to, an other stock-based award or a cash-based award is based only on the passage of time rather than the achievement of performance objectives, the period of time will be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, an other stock-based award or a cash-based award is based on the achievement of performance objectives, the earning, vesting or restriction period may not terminate sooner than after one year. Any grant of an other stock-based award or a cash-based award may provided for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of retirement, death or disability of the participant or in the event of a change of control of the Company (as described below).

Termination of Employment or Directorship. With respect all awards other than stock options and SARs, all applicable vesting and forfeiture terms are set forth in the applicable award agreement. For stock options and stock appreciation rights, unless an employment or other agreement provides otherwise, if a participant ceases to be employed by, or a director of, the Company or its subsidiaries or affiliates by reason of death, vesting immediately accelerates in full and the participant has a period of one year from the date of death or until the expiration of the original term of the stock option, whichever is shorter, to exercise the stock option. Likewise, unless the award agreement or other agreement provides otherwise, if a participant ceases to be employed by, or a director of, the Company or its subsidiaries or affiliates by reason of retirement or disability, stock options become immediately vested, and the participant has a period of one year (in the event of disability) or two years (in the event of retirement) from the date of disability or retirement, respectively, or until the expiration of the original term of the stock option, whichever is shorter, to exercise the stock option.

The Amended and Restated Incentive Plan defines “disability”, unless otherwise defined in an award agreement, as a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which results in the participant: (a) being unable to engage in any substantial gainful activity; or (b) receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company. If a participant’s employment or directorship is terminated not for cause and not because of death, disability or retirement, stock options may be exercised for three (3) months after termination or until the expiration of the original term of the stock option, whichever is shorter.

Effect of Change of Control. Upon the occurrence of a “Change of Control” as defined in the Amended and Restated Incentive Plan, all outstanding stock options, restricted shares, restricted share units (unless subject to performance-based restrictions as described below), and stock appreciation rights automatically become fully exercisable or vested. Cash-based awards are paid out in cash. In addition, upon the occurrence of such event all participants holding performance shares or restricted share units that are subject to performance-based restrictions will become entitled to receive a partial payout in an amount equal to the number of shares of Common Stock which would have been earned by the participant if 100% of the performance objectives for the then applicable performance period had been achieved and prorated based on the ratio of the number of months of the participant’s active employment in performance period to the total number of months in such period. The Compensation Committee may modify the payment and vesting terms in the award agreements.

Detrimental Activity and Recapture. Any award agreement may provide for the cancellation or forfeiture and repayment to the Company of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee, if any participant, either during employment or other service with the Company or a subsidiary or within a specified period after such employment or service engages in any detrimental activity. In addition, any award agreement may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the Amended and Restated Incentive Plan, the Compensation Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended and Restated Incentive Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes. However, such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended and Restated Incentive Plan as then in effect unless the Amended and Restated Incentive Plan could have been amended to eliminate such inconsistency without further approval by shareholders.

Allowances for Conversion Awards and Assumed Plans. Shares of Common Stock issued or transferred under awards granted under the Amended and Restated Incentive Plan in substitution for or conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted share units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other limits described above. Additionally, shares available under certain plans that the Company or its subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended and Restated Incentive Plan, under circumstances further described in the Amended and Restated Incentive Plan, but will not count against the aggregate share limit or other limits described above.

Effective Date of the Amended and Restated Incentive Plan. The Amended and Restated Incentive Plan will become effective on the date it is approved by the Company’s shareholders.

Plan Amendment and Termination. The Amended and Restated Incentive Plan may be terminated, amended or modified at any time by the Board or the Compensation Committee. However, without shareholder approval, no amendment may be adopted that would: (a) materially increase the number of shares of Common Stock that can be issued under the Amended and Restated Incentive Plan, (b) materially modify the requirements for participation in the Amended and Restated Incentive Plan, (c) materially increase the benefits accruing to participants under this Amended and Restated Incentive Plan, or (d) require shareholder approval in order to comply with applicable law or the rules of The Nasdaq Global Select Market or, if the Common Stock is not traded on The Nasdaq Global Select Market, the principal national securities exchange upon which the Common Stock is traded or quoted. No grant will be made under the Amended and Restated Incentive Plan on or after the tenth anniversary of the effective date of the Amended and Restated Incentive Plan, but all grants made on to such date shall continue in effect thereafter subject to the terms of the Amended and Restated Incentive Plan.

Tax Withholding. Payment of the taxes imposed on awards made under the Amended and Restated Incentive Plan may be made by withholding from payments otherwise due and owing to the holder. In addition, the Compensation Committee may permit participants to pay the taxes associated with an award by the transfer of shares of Common Stock, by the surrender of all or part of the shares issuable pursuant to an award, or by a combination of cash and/or one of these methods.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended and Restated Incentive Plan based on federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for participants in the Amended and Restated Incentive Plan, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Stock Options and Stock Appreciation Rights. In general, the grant of stock options or stock appreciation rights to a participant will not result in taxable income to the participant, nor will the Company be entitled to a deduction for federal income tax purposes. In the case of a non-qualified stock option or a stock appreciation right, the participant should realize taxable income based on the difference between the exercise price and the cash or fair market value of the shares of Common Stock received at the time the non-qualified stock option or stock appreciation right is exercised, and the Company should be entitled to a corresponding deduction for federal income tax purposes. In the case of an incentive stock option, generally the participant will not recognize income upon the grant or exercise of such incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. There is no tax deduction for the Company when an incentive stock option is exercised.

Restricted Shares, Restricted Share Units and Performance Shares. Generally, no taxes are due upon a grant of restricted shares, restricted share units or performance shares. An award of restricted shares becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable), at which time such restricted shares will be subject to tax at ordinary income rates equal to the excess of the fair market value of the restricted shares over the purchase price paid by the participant for such shares (if any). In the case of restricted share units and performance shares, the participant has taxable ordinary income upon receipt of payment equal to the amount of cash received (if any) and the excess of the fair market value of any shares of Common Stock received over the purchase price paid by the participant for such shares (if any).

The taxation of restricted shares may be accelerated by an “83(b) election” under Section 83 of the Code. If a participant makes a 83(b) election within 30 days of the transfer of the shares of Common Stock, the participant will have taxable ordinary income on the date of the transfer of the shares equal to the excess of the fair market value of the shares of Common Stock subject to such award (determined without regard to any restrictions for proposes of Section 83 of the Code) over the purchase price paid by the participant for such shares (if any). In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m). In this regard, certain types of awards under the Amended and Restated Incentive Plan, such as time-vested restricted shares and restricted share units, cannot qualify as performance-based awards under Code Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

New Plan Benefits

The Amended and Restated Incentive Plan allows for awards to the officers, employees, Directors, and consultants of the Company or its subsidiaries and affiliates. However, the amount of any future award to any eligible participant under the Amended and Restated Incentive Plan is not determinable at this time and will be made in the discretion of the Compensation Committee or the Board.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of Common Stock under the Amended and Restated Incentive Plan with the SEC pursuant to the Securities Act of 1933 as soon as practicable after approval of the Amended and Restated Incentive Plan by our shareholders.

Approval of the Amended and Restated Incentive Plan

The proposal regarding the approval of the Amended and Restated Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock having voting power present in person or by proxy at the Annual Meeting. As a result, abstentions will have the same effect as a vote cast against the proposal, but broker non-voters will have no effect on the outcome of this proposal.

The Board recommends a vote “FOR” the approval of the Amended and Restated Incentive Plan.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated, unless specifically provided otherwise in such filing.

OTHER MATTERS

The Board of the Company is not aware of any matter other than listed in the Notice of Meeting that is to be presented for action at the meeting. If any of the Board’s nominees is unavailable for election as a Director or for good cause will not serve, or if any other matter should properly come before the meeting or any adjournments thereof, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

SHAREHOLDER PROPOSALS

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2017 Annual Meeting of Shareholders is expected to be November 21, 2016.

Shareholder nominations of a person for possible election as a Director for our 2017 Annual Meeting of Shareholders must be received by the Company not later than December 21, 2016, and must be in compliance with applicable laws and regulations and the requirements set forth in our Amended and Restated Code of Regulations.

Proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board may recommend at our 2017 Annual Meeting of Shareholders if a shareholder raises a proposal which is not to be included in our proxy materials for such meeting and we do not receive proper notice of such proposal at our principal executive offices by February 4, 2017. If notice of any such proposal is timely received, the proxy holders may exercise discretionary authority with respect to such proposal only to the extent permitted by applicable SEC rules. Such proposal must in any circumstance be, under applicable law, an appropriate subject for shareholder action in order to be brought before the meeting.

Any such proposals should be sent in care of the Corporate Secretary at our principal executive offices.

ANNUAL REPORT

Our Annual Report for the year ended December 31, 2015, including our consolidated financial statements and the report thereon of PricewaterhouseCoopers LLP, is being mailed to shareholders with the Notice of the Annual Meeting and Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2016

This Proxy Statement is available free of charge on the Investor Relations section of our website through the “Financial Information” and “SEC Filings” links at (http://ir.olysteel.com/SEC_Filings). Our Annual Report for the year ended December 31, 2015 is available free of charge on the Investor Relations section of our website through the “Annual Reports” link and at the following cookie-free site:

(http://ir.olysteel.com/Proxy_Statements)

By Order of the Board of Directors

Christopher M. Kelly
Secretary
March 21, 2016

Appendix A

Olympic Steel, Inc.

AMENDED AND RESTATED 2007 Omnibus Incentive Plan

ARTICLE 1

General Purpose of Plan; Definitions

Section 1.1     Name and Purpose.     The name of this Plan is the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan. The Olympic Steel, Inc. 2007 Omnibus Incentive Plan was originally approved by Shareholders at the Annual Meeting of Shareholders held in 2007, and reapproved by Shareholders at the Annual Meeting of Shareholders held in 2012. The purpose of this Plan is to enable Olympic Steel, Inc. and its Affiliates to (a) attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies, (b) motivate Plan participants to achieve the long-term success and growth of the Company, (c) facilitate ownership of shares of the Company and (d) align the interests of the Plan participants with those of the Company’s public Shareholders.

Section 1.2     Certain Definitions.     Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

(a)     The word “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board of Directors, as applicable, in its discretion.

(b)     The word “Award” means any grant under this Plan of a Stock Option, a Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares, Cash-Based Awards or Other Stock-Based Awards to any Plan participant.

(c)     The words “Award Agreement” mean an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a participant.

(d)     The words “Base Price” mean the price to be used as the basis for determining the excess of the Fair Market Value per Share on the date when a Stock Appreciation Right is exercised over the Exercise Price or Base Price provided for in the related Stock Option or independent Stock Appreciation Right, respectively, upon the exercise of an independent Stock Appreciation Right or a Stock Appreciation Right granted in conjunction with the grant of a Stock Option.

(e)     The words “Board of Directors” mean the Board of Directors of the Company, as constituted from time to time.

(f)     The words “Cash-Based Award” mean an Award, denominated in cash, granted to a participant as described in Article 10.

(g)     The word “Code” means the Internal Revenue Code of 1986, as amended, and any regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific Code section, such reference shall be deemed to be a reference to any successor Code section or sections with the same or similar purpose.

(h)     The word “Committee” means the entity administering this Plan as provided in Section 2.1 hereof or, if none has been appointed, then the Board of Directors as a whole.

(i)     The words “Common Shares” mean the Common Stock, without par value, of the Company.

(j)     The word “Company” means Olympic Steel, Inc., a corporation organized under the laws of the State of Ohio, and any successor corporation or business organization which shall assume the duties and obligations of Olympic Steel, Inc. under this Plan.

(k)     The words “Date of Grant” mean the date on which the Committee grants an Award or a future date that the Committee designates at the time of the Award.

(l)     The word “Director” means a member of the Board of Directors.

(m)     The word “Disability”, unless otherwise defined in an Award Agreement, means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which results in the participant: (i) being unable to engage in any substantial gainful activity; or (ii) receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company.

(n)     The words “Early Retirement”, unless otherwise defined in an Award Agreement, mean a participant’s retirement from active employment with the Company or an Affiliate on and after the attainment of age 55.

(o)     The words “Eligible Director” mean a Director of the Company who is entitled to participate in the Plan pursuant to Section 4.1.

(p)     The acronym “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific ERISA Section, such reference shall be deemed to be a reference to any successor, ERISA Section or Sections with the same or similar purpose.

(q)     The words “Exchange Act” mean the Securities Exchange Act of 1934, as amended, and any regulations or pronouncements promulgated thereunder.

(r)     The words “Exercise Price” mean the purchase price of a Share covered by a Stock Option.

(s)     The words “Fair Market Value” mean the last closing price of a Share as reported on The Nasdaq Global Select Market, or, if applicable, on another national securities exchange on which the Common Shares are principally traded, on the date for which the determination of fair market value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares on such principal trading exchange. If the Common Shares are not or cease to be traded on The Nasdaq Global Select Market or another national securities exchange, the “Fair Market Value” of Common Shares shall be determined in the manner prescribed by the Committee. Notwithstanding the foregoing, as of any date, the “Fair Market Value” of Common Shares shall be determined in a manner consistent with Section 409A of the Code and the guidance then existing thereunder.

(t)     The words “Incentive Stock Option” and the acronym “ISO” mean a Stock Option that is clearly identified as such and that is intended to meet the requirements of Section 422 of the Code, or any successor provision, and therefore is intended to qualify for favorable tax treatment.

(u)     The words “Non-Qualified Stock Option” and the acronym “NQSO” mean a Stock Option that: (i) is governed by Section 83 of the Code; and (ii) is not intended to meet the requirements of Section 422 of the Code.

(v)     The words “Normal Retirement”, unless otherwise defined in an Award Agreement, mean retirement from active employment with the Company or an Affiliate on or after the age of 65.

(w)     The words “Other Stock-Based Award” mean an equity-based or equity-related Award not otherwise described in this Plan, granted pursuant to Article 10.

(x)     The words “Outside Director” mean a Director who meets the definitions of the terms “outside director” set forth in Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service, The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.

(y)     The word “Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code.

(z)     The words “Performance Shares” are defined in Article 9.

(aa)     The word “Plan” means this Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan, as may be amended from time to time.

(bb)     The acronym “QDRO” means a qualified domestic relations order as defined by the Code.

(cc)     The word “Retirement”, unless otherwise defined in an Award Agreement, means Normal Retirement or Early Retirement.

(dd)     The words “Restricted Shares” are defined in Article 8.

(ee)     The words “Restricted Share Units” are defined in Article 8.

(ff)     The word “Share” or “Shares” means one or more of the Common Shares.

(gg)     The word “Shareholder” means an individual or entity that owns one or more Shares.

(hh)     The words “Stock Appreciation Rights” and the acronym “SAR” mean any right pursuant to an Award granted under Article 7.

(ii)     The words “Stock Option” mean any right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5 herein and may be an Incentive Stock Option, a Non-Qualified Stock Option, or a combination of the foregoing.

(jj)     The words “Stock Power” mean a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Shares from the participant to the Company or a third party.

(kk)     The word “Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

(ll)     The word “Vested” means that the time has been reached, with respect to Stock Options, when the option to purchase Shares first becomes exercisable; with respect to Stock Appreciation Rights, when the Stock Appreciation Right first becomes exercisable for payment; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability, with respect to Restricted Share Units, Performance Shares, and Other Stock-Based Awards, when the units are no longer subject to forfeiture and are convertible to Shares; and with respect to Cash-Based Awards when the payment of a cash amount is non-forfeitable. The words “Vest” and “Vesting” have meanings correlative to the foregoing.

ARTICLE 2

ADMINISTRATION

Section 2.1     Authority and Duties of the Committee.

(a)     The Plan shall be administered by a Committee of not less than three Directors who are appointed by the Board of Directors and serve at its pleasure. Unless otherwise determined by the Board of Directors, the Compensation Committee of the Board of Directors shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b)     The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, other employees, Eligible Directors and consultants.

(c)     In particular, the Committee has the authority, subject to any limitations specifically set forth in this Plan, to:

(i)     select the officers, employees, Eligible Directors and consultants to whom Awards are granted;

(ii)     determine the types of Awards granted and the timing of such Awards;

(iii)     determine the number of Shares to be covered by each Award granted hereunder;

(iv)     determine whether an Award is, or is intended to be, “performance-based compensation” within the meaning of Section 162(m) of the Code;

(v)     determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Stock Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Stock Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi)     determine whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;

(vii)     subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan and any operative employment or other agreement;

(viii)     determine whether, to what extent and under what circumstances, Shares and other amounts payable with respect to any Award are deferred either automatically or at the election of the participant;

(ix)     adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(x)     promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

(xi)     construe, interpret and implement the terms and provisions of this Plan, any Award, any Award Agreement and any other related agreements;

(xii)     correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award, any Award Agreement and any other related agreements; and

(xiii)     otherwise supervise the administration of this Plan.

(d)     All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and Plan participants, but may be made by their terms subject to ratification or approval by the Board of Directors, another committee of the Board of Directors or Shareholders.

Section 2.2     Delegation of Authority.    The Committee may delegate its powers and duties under this Plan to a subcommittee thereof or the Chief Executive Officer of the Company, subject to applicable law and such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its powers and duties under this Plan to such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any participant who is a “covered employee” as defined in Section 162(m) of the Code. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan. In addition, the Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers.

Section 2.3     Non U.S. Participants.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.

ARTICLE 3

Stock Subject to Plan

Section 3.1     Total Shares Limitation.    Subject to the provisions of this Article 3, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 1,000,000 Shares, which may be newly-issued Shares or Shares that have been reacquired in the open market or in private transactions. The aggregate number of Shares available under this Plan will be reduced by one Share for every one Share subject to an Award granted under this Plan.

Section 3.2     Other Limitations.

(a)     ISO Limitations.    The maximum number of Shares available with respect to all Stock Options granted under this Plan that may be Incentive Stock Options is 1,000,000 Shares.

(b)     Participant Limitation.    The aggregate number of Shares underlying Awards granted under this Plan to any one participant in any fiscal year, regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 50,000 Shares. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one participant in any fiscal year may not exceed $3,000,000.00. The foregoing annual limitations are intended to include the grant of all Awards, including, but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

Section 3.3     Awards Not Exercised.

(a)     In the event any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan.

(b)     Notwithstanding anything to the contrary contained herein: (i) Shares withheld by the Company in payment of the Exercise Price of a Stock Option will not be added back to the aggregate number of Shares available under Section 3.1 above; (ii) Shares tendered or otherwise used in payment of the Exercise Price of a Stock Option will not be added to the aggregate number of Shares available under Section 3.1 above; (iii) Shares withheld by the Company or tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 3.1 above; (iv) Shares subject to a Stock Appreciation Right that are not actually issued in connection with its Shares settlement on exercise thereof will not be added back to the aggregate number of Shares available under Section 3.1 above; and (v)  Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options will not be added to the aggregate number of Shares available under Section 3.1 above. If, under this Plan, a participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate number of Shares available under Section 3.1 above.

Section 3.4     Dilution and Other Adjustments.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee or the Board of Directors shall, in such manner as it deems equitable, adjust any or all of (a) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (b) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (c) the limitations set forth above, (d) the purchase or exercise price or any performance objective with respect to any Award and (e) any other Award terms ; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to ISOs; (ii) Section 162(m) of the Code with respect to Performance Share Awards (and any other Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code) unless specifically determined otherwise by the Committee; and (iii) Section 409A of the Code, to the extent the Committee determines it is necessary to avoid its application or avoid adverse tax consequences thereunder.

ARTICLE 4

Participants

Section 4.1     Eligibility.    Officers, all other regular active employees of the Company or any of its Affiliates, Eligible Directors and consultants to the Company or any of its Affiliates are eligible to participate in this Plan. The Plan participants shall be selected from time to time by the Committee in its sole discretion, or, with respect to employees other than executive officers or participants who are “covered employees” as defined in Section 162(m) of the Code or Directors, by the Chief Executive Officer in his sole discretion with proper delegation from the Committee.

ARTICLE 5

Stock Option Awards

Section 5.1     Option Grant.    Each Stock Option granted under this Plan (or delegation of authority to the Chief Executive Officer to grant Stock Options) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement containing such terms and provisions, consistent with this Plan, as the Committee (or the Chief Executive Officer) may approve.

Section 5.2     Terms and Conditions of Grants.    Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise, not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)     Exercise Price.    The Exercise Price fixed at the time of grant (except with respect to awards under Article 17 of this Plan) will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant. Further, except in connection with a corporate transaction or event described in Section 3.4 hereof, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Stock Options, or cancel outstanding Stock Options in exchange for cash, other awards or Stock Options with an Exercise Price that is less than the Exercise Price of the original Stock Options, without shareholder approval. This Section 5.2(a) is intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 3.4 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 5.2(a) may not be amended without approval by the Shareholders

(b)     Option Term.    Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(c)     Vesting.    Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant; provided, that, except as otherwise described in this Plan, no grant of Stock Options may become exercisable sooner than after one year or a one-year performance period. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time.

(d)     Method of Exercise.    Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any required tax withholding pursuant to Section 16.3 hereof. The Exercise Price may be paid:

(i)     in cash;

(ii)     by tendering (by either actual delivery of Shares or by attestation) previously-owned Shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSOs, including Restricted Shares;

(iii)     by a combination of cash and Shares;

(iv)     by authorizing a broker to sell, on behalf of the participant, the appropriate number of Shares otherwise issuable to the participant upon the exercise of a Stock Option with the proceeds of sale applied to pay the Exercise Price and tax withholding;

(v)     subject to any conditions or limitations established by the Committee, by the Company’s withholding of Shares otherwise issuable upon exercise of a Stock Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise); or

(vi)     by another method permitted by law which assures full and immediate payment of the Exercise Price.

The Committee may prohibit any method of payment for any reason, in its sole discretion, including, but not limited to, concerns that the proposed method of payment will result in adverse financial accounting treatment or adverse tax treatment for the Company.

If the Exercise Price of a NQSO is paid by tendering Restricted Shares, then the Shares received upon the exercise will contain identical restrictions as the Restricted Shares so tendered. Except as otherwise provided by law and in the Committee’s sole discretion, required tax withholding may be paid only by cash, through a same day sale transaction or by withholding Shares.

(e)     Issuance of Shares.    The Company will issue or cause to be issued such Shares promptly upon exercise of the Stock Option. No Shares will be issued until full payment has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder will exist with respect to the Shares, notwithstanding the exercise of the Stock Option.

(f)     Form.    Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are also subject to the terms and conditions stated in Article 6 hereof.

(g)     Special Limitations on Stock Option Awards.    Unless an Award Agreement approved by the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Option Awards shall be construed and administered accordingly.

Section 5.3     Termination of Grants Prior to Expiration.    Unless otherwise provided in an employment or other agreement entered into between the optionee and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the time of grant, and subject to Article 6 hereof with respect to ISOs, the following early termination provisions apply to all Stock Options:

(a)     Termination by Death.    If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised (by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is shorter.

(b)     Termination by Reason of Disability.    If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment (or of directorship, if applicable), or until the expiration of the original term of the Stock Option, whichever period is shorter. If the optionee dies within such one-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one-year period (or other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(c)     Termination by Reason of Retirement.    If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her Retirement, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of two years (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the optionee dies within such two-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the two-year period (or such other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(d)     Other Termination.    If an optionee’s employment or directorship with the Company or its Affiliates terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options held by such optionee at the time of termination may be exercised by the optionee for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option, whichever period is shorter. No portion of any Stock Option which is not Vested at the time of such termination will thereafter become Vested.

ARTICLE 6

Special Rules Applicable to Incentive Stock Options

Section 6.1     Eligibility.    Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company or of an Affiliate, provided that the Affiliate is a Parent or Subsidiary.

Section 6.2     Special ISO Rules.

(a)     Exercise Price.    The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant.

(b)     Term.    No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan. (See Section 17.1 hereof.)

(c)     Ten Percent Shareholder.    No grantee may receive an ISO under this Plan if such grantee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, unless (i) the option price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.

(d)     Limitation on Grants.    The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its Parent or its Subsidiary) shall not exceed $100,000. If such aggregate fair market value shall exceed $100,000, such number of ISOs as shall have an aggregate fair market value equal to the amount in excess of $100,000 shall be treated as NQSOs.

(e)     Non-Transferability.    Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may such ISO (or related Stock Appreciation Right) be exercisable during a grantee’s lifetime other than by him (or his guardian or legal representative to the extent permitted by applicable law).

(f)     Termination of Employment.    No ISO may be exercised more than three months following termination of employment for any reason (including retirement) other than death or disability, nor more than one year following termination of employment for the reason of death or disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment with the Company, a Parent or a Subsidiary.

(g)     Fair Market Value.    For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.

Section 6.3     Subject to Code Amendments.    The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any ISO which fails to comply with Section 422 of the Code is automatically treated as a NQSO appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for NQSOs.

ARTICLE 7

Stock APPRECIATION Rights

Section 7.1     SAR Grant and Agreement.    Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan (or delegation of authority to the Chief Executive Officer to grant SARs) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement containing such terms and provisions, consistent with this Plan, as the Committee (or the Chief Executive Officer) may approve.

Section 7.2     SARs Granted in Conjunction with Option.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, either at the same time or after the grant of the Stock Option; provided, however, that a Stock Appreciation Right granted in conjunction with an ISO must be granted concurrently with such ISO. Each grant will be subject to the following terms and conditions:

(a)     Term.    Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b)     Exercisability.    A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 hereof or otherwise as the Committee may determine at or after the time of grant; provided, that, except as otherwise described in this Plan, no grant of Stock Appreciation Rights may become exercisable sooner than after one year or a one-year performance period. A grant of Stock Appreciation Rights may provide for the earlier exercise of such Stock Appreciation Rights, including in the event of the retirement, death, or Disability of a participant, or in the event of a Change of Control.

(c)     Method of Exercise.    A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 hereof on the number of Shares to be issued under this Plan, but only to the extent of the number of Shares actually issued under the Stock Appreciation Right at the time of exercise. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 16.3, the holder of the Stock Appreciation Right is entitled to receive up to, but not more than, an amount in cash or Shares equal in value to the excess of the Fair Market Value of one Share over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Exercise Price per Share of the related Stock Option does not exceed the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

Section 7.3     Independent SARs.    Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a)     Term.    Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b)     Exercisability.    A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant; provided, that, except as otherwise described in this Plan, no grant of Stock Appreciation Rights may become exercisable sooner than after one year or a one-year performance period. A grant of Stock Appreciation Rights may provide for the earlier exercise of such Stock Appreciation Rights, including in the event of the retirement, death, or Disability of a participant, or in the event of a Change of Control.

(c)     Method of Exercise.    A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 16.3, the holder of the Stock Appreciation Right is entitled to receive an amount in cash or Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Date of Grant multiplied by the number of Stock Appreciation Rights being exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Fair Market Value of a Share on the Date of Grant, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

(d)     Early Termination Prior to Expiration.    Unless otherwise provided in an employment or other agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the Date of Grant, the early termination provisions set forth in Section 5.3 as applied to Non-Qualified Stock Options will apply to independent Stock Appreciation Rights.

Section 7.4     Other Terms and Conditions of SAR Grants.    Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee.

Section 7.5     Special Limitations on SAR Awards.    Unless an Award Agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

Section 7.6     Amendments. Except in connection with a corporate transaction or event described in Section 3.4 hereof, the terms of outstanding Awards may not be amended to reduce the Base Price of outstanding Stock Appreciation Rights, or cancel outstanding Stock Appreciation Rights in exchange for cash, other awards or Stock Appreciation Rights with a Base Price that is less than the Base Price of the original Stock Appreciation Rights, without shareholder approval. This Section 7.6 is intended to prohibit the repricing of “underwater” Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 3.4 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 7.6 may not be amended without approval by the Shareholders.

ARTICLE 8

Restricted Share and Restricted Share Unit Awards

Section 8.1     Restricted Share Grants and Agreements.    Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Restricted Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement containing such terms and provisions, consistent with this Plan, as the Committee (or the Chief Executive Officer) may approve. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2 hereof) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 16.3 hereof.

Section 8.2     Terms and Conditions of Restricted Share Grants.    Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)     Purchase Price.    The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such Shares at the Date of Grant.

(b)     Restrictions.    All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)     a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change of Control provisions in Article 12); provided, that if the lapse of prohibitions is based only on the passage of time, the period of time will be no shorter than one year. Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Shares may provide for the earlier lapse of such restrictions, including in the event of the retirement, death, or Disability of a participant, or in the event of a Change of Control; provided, however, that no award of Restricted Shares intended to be “performance-based compensation” under Section 162(m) of the Code will provide for such early termination of restrictions (other than in connection with the death or Disability of the participant or a Change of Control) to the extent such provisions would cause such award to fail to be a “performance-based compensation” under Section 162(m) of the Code;

(ii)     a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)     a prohibition against employment or retention of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)     any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Global Select Market or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and

(v)     such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the Award Agreement governing Restricted Shares provides that such Award is intended to be “performance-based compensation,” it will be subject to Section 9.4(d) and all other provisions of Article 9 that apply to “performance-based compensation” under Section 162(m) of the Code.

(c)     Delivery of Shares.    Restricted Shares will be registered in the name of the participant and deposited, together with a Stock Power, with the Company. Each such certificate will bear a legend in substantially the following form:

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Olympic Steel, Inc. 2007 Omnibus Incentive Plan, and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Shares will be delivered free of all restrictions (except for any pursuant to Section 15.2 hereof) to the participant and with the foregoing legend removed.

(d)     Forfeiture of Shares.    If a participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the participant or such other amount which may be specifically set forth in the Award Agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.

(e)     Voting and Other Rights.    Except to the extent prohibited by Section 162(m) of the Code and the terms of the applicable Restricted Share Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.

Section 8.3     Restricted Share Unit Awards and Agreements.    Restricted Share Unit Awards consist of Shares that will be issued to a participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Restricted Share Unit Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement containing such terms and provisions, consistent with this Plan, as the Committee (or the Chief Executive Officer) may approve. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2 hereof) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 16.3 hereof.

Section 8.4     Terms and Conditions of Restricted Share Unit Awards.    Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)     Purchase Price.    The Committee shall determine the prices, if any, at which Shares are to be issued to a participant after Vesting of Restricted Share Units, which may vary from time to time and among participants and which may be below the Fair Market Value of Shares at the Date of Grant.

(b)     Restrictions.    All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)     a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit ; provided, that if the lapse of prohibitions is based only on the passage of time, the period of time will be no less than one year. Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of Restricted Share Units may provide for the earlier lapse of such restrictions, including in the event of the retirement, death, or Disability of a participant, or in the event of a Change of Control; provided, however, that no award of Restricted Share Units intended to be “performance-based compensation” under Section 162(m) of the Code will provide for such early lapse or modification of the restrictions (other than in connection with the death or Disability of the participant or a Change of Control) to the extent such provisions would cause such award to fail to be “performance-based compensation” under Section 162(m) of the Code.

(ii)     a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)     a prohibition against employment of the participant by, or provision of services by the participant to, any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)     any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Global Select Market or any other stock exchange or transaction reporting system upon which the Common Shares underlying such Restricted Share Unit Award are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws; and

(v)     such additional restrictions as are required in order to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c)     Performance-Based Restrictions.    The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the Award Agreement governing a Restricted Share Unit Award provides that such Award is intended to be “performance-based compensation,” it will be subject to Section 9.4(d) and all other provisions of Article 9 that apply to “performance-based compensation” under Section 162(m) of the Code.

(d)     Voting and Other Rights.    A participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such units. Such participant shall have no rights of a Shareholder with respect to such units; provided that Restricted Share Units may provide for the payment of dividends or dividend equivalents if so provided in the Award Agreement governing such units; provided, however, that dividends or dividend equivalents or other distributions on Shares underlying Restricted Share Units with restrictions that lapse as a result of the achievement of performance objectives will be deferred until and paid contingent upon the achievement of the applicable performance objectives.

(e)     Lapse of Restrictions.    If a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any restrictions required pursuant to Section 15.2 hereof. Notwithstanding the foregoing, the Committee may, in lieu of the conversion and distribution of the Restricted Share Units, establish procedures to permit deferral of Restricted Share Units of one or more participants who are highly compensated employees or members of a select group of management in accordance with the terms of a deferred compensation plan sponsored by the Company.

(f)     Forfeiture of Restricted Share Units.    If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.

(g)     Termination.    Except to the extent otherwise provided for in an Award, a Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of employment or directorship of the participant during the time period or periods specified by the Committee during which any performance objectives must be met. With respect to Awards intended to be performance-based compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to certification of the attainment of the relevant performance objectives.

Section 8.5     Time Vesting of Restricted Share and Restricted Share Unit Awards.    Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Article 8. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

ARTICLE 9

Performance Share Awards

Section 9.1     Performance Share Awards and Agreements.    A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Performance Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement containing such terms and provisions, consistent with this Plan, as the Committee (or the Chief Executive Officer) may approve. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2 hereof) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any required tax withholding or payment of cash as provided in Section 16.3 hereof.

Section 9.2     Performance Objectives.    At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee also will specify the time period or periods (the “Performance Period”) during which the performance objectives must be met; provided, that such Performance Period will be for a period of at least one year as determined by the Committee at the time of grant, but may be subject to earlier lapse or other modification, including in the event of the retirement, death or Disability of a participant, or in the event of a Change in Control; provided, however, that no such adjustment will be made in the case of an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code (other than in connection with the death or Disability of the participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. The performance objectives and periods need not be the same for each participant nor for each Award. The Committee may use performance objectives based on one or more of the following metrics: stock price, market share, sales, earnings per share, return on equity, return on invested capital, costs, earnings, capital adjusted pre-tax earnings (economic profit), earnings before income taxes, depreciation, and amortization, net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, return on assets, stockholders’ equity and cash flow. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. The foregoing criteria may have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); effects of price escalators; expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to a participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.

The Committee may grant Awards subject to performance objectives that are either intended to represent “performance-based compensation” as described in Section 162(m)(4)(C) of the Code or are not intended to represent “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. In the case of an Award that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, each performance objective (i) will be based on one or more of the metrics listed above, (ii) will be objectively determinable to the extent required under Section 162(m) of the Code, and (iii) unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Code, will exclude the effects of certain designated items identified at the time of grant.

Section 9.3     Adjustment of Performance Objectives.    If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of an Award to a covered employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code (other than in connection with a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the performance objectives or minimum acceptable level of achievement with respect to such covered employee.

Section 9.4     Other Terms and Conditions.    Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:

(a)     Delivery of Award.    As soon as practicable after the applicable Performance Period has ended, the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any pursuant to Section 15.2 hereof.

(b)     Termination.    Except to the extent otherwise provided for in an Award, a Performance Share Award or portion thereof that has not been earned will terminate and be forfeited without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the participant during the Performance Period. With respect to Awards intended to be “performance-based compensation” (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to the certification of the attainment of the relevant performance objective.

(c)     Voting and Other Rights.    Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

(d)     Performance-Based Compensation.    The Committee may designate Performance Share Awards as being “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code. Such Awards may be granted to participants who are, or are determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

Section 9.5     Time Vesting of Performance Share Awards.    Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Article 9. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Article.

Section 9.6     Special Limitations on Performance Share Awards.    Unless an Award Agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Performance Share Awards shall be construed and administered accordingly.

ARTICLE 10

Cash-Based Awards and Other Stock-Based Awards

Section 10.1     Grant of Cash-Based Awards.     Subject to the terms of the Plan, the Committee may, at any time and from time to time, grant Cash-Based Awards to participants in such amounts and upon such terms as the Committee may determine. The Committee may designate Cash-Based Awards to a participant as being “performance-based compensation” that are subject to Section 9.4(d) and all other provisions of Article 9 that apply to “performance-based compensation” under Section 162(m) of the Code.

Section 10.2     Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described in this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to participants, or payment in cash or otherwise of amounts based on the value of Shares. The Committee may designate Other Stock-Based Awards to a participant as being “performance-based compensation” that are subject to Section 9.4(d) and all other provisions of Article 9 that apply to “performance-based compensation” under Section 162(m) of the Code.

Section 10.3     Value of Cash-Based Awards and Other Stock-Based Awards.    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance objectives in its sole discretion. If the Committee exercises its discretion to establish performance objectives, then Sections 9.2 and 9.3 will apply.

Section 10.4     Payment of Cash-Based Awards and Other Stock-Based Awards.    Any payment with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares, as the Committee determines.

Section 10.5     Termination of Employment.    The Committee shall determine the extent to which a participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the participant’s employment with, or provision of services to, the Company and Subsidiaries as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for termination.

Section 10.6     Vesting of Cash-Based Awards and Other Stock-Based Awards.     If the earning or vesting of, or elimination of restrictions applicable to, a Cash-Based Award or an Other Stock-Based Award is based only on the passage of time rather than the achievement of performance objectives, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, a Cash-Based Award or an Other Stock-Based Award is based on the achievement of performance objectives, the earning, vesting or restriction period may not terminate sooner than after one year. Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of Cash-Based Awards and Other Stock-Based Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, or Disability of a participant, or in the event of a Change of Control; provided, however, that no such adjustment will be made in the case of an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code (other than in connection with the death or Disability of the participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

ARTICLE 11

Transfers and Leaves of ABSENCE

Section 11.1     Transfer of Participant.    For purposes of this Plan, except as provided in Section 6.2(f) with respect to Incentive Stock Options, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

Section 11.2     Effect of Leaves of Absence.    For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a)     a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b)     a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

(c)     any other absence determined by the Committee in its discretion not to constitute a break in service.

ARTICLE 12

Effect of Change of Control

Section 12.1     Change of Control Defined.

The words “Change of Control” shall mean:

(a)     a person becomes a “beneficial owner” (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of thirty percent (30%) or more of the Company’s Common Shares calculated as provided in paragraph (d) of said Rule 13d-3;

(b)     the date of consummation of any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger;

(c)     the date of consummation of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

(d)     approval by the Shareholders of the liquidation (but not a partial liquidation) or dissolution of the Company; or

(e)     the date (the “Measurement Date”) on which the individuals who at the beginning of a two consecutive year period ending on the Measurement Date, cease, for any reason, to constitute at least a majority of the Board of Directors of the Company, unless the election, or the nomination for election by the Company’s shareholders, of each new Director during such two-year period was approved by an affirmative vote of the Directors (including any participant) then still in office who were Directors at the beginning of said two-year period.

Notwithstanding the foregoing, (A) if any person’s ownership interest in the Company increases to 30% or more, solely as a result of the Company’s repurchase of its shares, or (B) Michael D. Siegal increases his ownership interest to 30% or more, such ownership shall not be considered a Change of Control for purposes of subparagraph (b) above.

Section 12.2     Acceleration of Award.    Except as otherwise provided in this Plan or an Award Agreement, immediately upon the occurrence of a Change of Control:

(a)     all outstanding Stock Options automatically become fully exercisable;

(b)     all Restricted Share Awards automatically become fully Vested;

(c)     all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, shall become Vested on a prorated basis as described in Section 12.2(d)) and, to the extent Vested, convertible to Shares at the election of the holder;

(d)     all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period;

(e)     Stock Appreciation Rights automatically become fully Vested and fully exercisable;

(f)     all participants holding Cash-Based Awards become entitled to a payout of such amounts; and

(g)     Other Stock-Based Awards automatically become fully Vested.

Notwithstanding the foregoing, in no event shall the occurrence of a Change of Control accelerate the payment under any Award (which is not exempt from the requirements of Section 409A of the Code) unless such payment is either on account of the acceleration of vesting or a Change of Control which also satisfies a change in control event as defined in Treasury Regulation Section 1.409A-3(i)(5).

ARTICLE 13

Transferability of Awards

Section 13.1     Awards Are Non-Transferable.    Except as provided in Sections 13.2 and 13.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

Section 13.2     Inter-Vivos Exercise of Awards.    During a participant’s lifetime, Awards are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 13.1 to the contrary, the participant’s guardian or other legal representative.

Section 13.3     Limited Transferability of Certain Awards.    The Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) pursuant to a QDRO or other applicable domestic relations order to the extent permitted by law; (b) if the Award is an Incentive Stock Option, the transfer is consistent with Section 422 of the Code; (c) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (d) by the participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability. In no event will any such Award granted under the Plan be transferred for value.

ARTICLE 14

AMENDMENT and Discontinuation

Section 14.1     Amendment or Discontinuation of this Plan.    The Board of Directors or the Committee may amend, alter, or discontinue this Plan at any time; provided, that, no amendment, alteration, or discontinuance may be made which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors or the Committee without the participant’s written consent thereto; provided further, that if an amendment to this Plan (a) would materially increase the benefits accruing to participants under this Plan, (b) would materially increase the number of securities which may be issued under this Plan, (c) would materially modify the requirements for participation in this Plan, or (d) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of The Nasdaq Global Select Market or, if the Shares are not traded on The Nasdaq Global Select Market, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.

Section 14.2     Amendment of Grants.    The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

Section 14.3     Effect of Non-Approval of this Plan.    This Plan shall cease to be operative if it is not approved by a majority of the outstanding Shares present (in person, telephonically, electronically, by proxy or its equivalent or as otherwise permitted by the Company’s governing documents) and entitled to vote on the approval of this Plan at a meeting of Shareholders of the Company. In the event of such a cessation, any Awards under the Plan shall be revoked and this Plan shall be deemed null and void ab initio. In the event of such a cessation, the Company, the Board of Directors and the Committee shall not be liable for any such Awards under this Plan.

ARTICLE 15

Share Certificated

Section 15.1     Delivery of Share Certificates.    The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

(a)     payment in full for the Shares and for any required tax withholding (See Section 16.3 hereof);

(b)     completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c)     admission of such Shares to listing on The Nasdaq Global Select Market or any stock exchange on which the Shares are listed;

(d)     in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e)     obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

(f)     the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

Section 15.2     Applicable Restrictions on Shares.    Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Global Select Market or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

Section 15.3     Book Entry.    In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 16

General Provisions

Section 16.1     No Implied Rights to Awards, Employment or Directorship.    No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.

Section 16.2     Other Compensation Plans.    Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 16.3     Withholding.    Each participant must, no later than the date as of which the value of an Award first becomes includible in the gross income of the participant for income tax purposes, pay, in cash, to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local taxes of any kind required by law or other amounts to be withheld with respect to the Award. Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares or sell Shares on the open market having a Fair Market Value on the date the withholding amount is to be determined in an amount not to exceed the total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The obligations of the Company under this Plan are conditioned on such payment, and the Company, to the extent permitted by law, has the right to deduct any such taxes or other amounts from any payment of any kind otherwise due to a participant, with or without such participant’s consent.

Section 16.4     Rule 16b-3 Compliance.    The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time. All transactions involving any participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

Section 16.5     Code Section 162(m) Compliance.    The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to “performance-based compensation.” Unless the Committee shall otherwise determine, all transactions involving any participant the deductibility of whose compensation is subject to Section 162(m) of the Code shall be subject to such requirements, regardless of whether such requirements are expressly set forth in this Plan. Unless the Committee shall otherwise determine, any provision of this Plan that is contrary to such requirements does not apply to such participants.

Section 16.6     Successors.    All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Section 16.7     Severability.    In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

Section 16.8     Governing Law.    To the extent not preempted by Federal law, this Plan and all Award Agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by ERISA and shall be so construed and administered.

Section 16.9     Termination of Employment.    All references to “termination of employment” or forms and derivations thereof shall refer to events which constitute a “separation from service” as defined in Treasury Regulation §1.409A-1(h) and generally means:

(a)     Employee.    If the participant is an employee, the employee’s separation from service with the Company and all members of the controlled group, for any reason, including without limitation, quit, discharge, or retirement, or a leave of absence (including military leave, sick leave, or other bona fide leave of absence such as temporary employment by the government if the period of such leave exceeds the greater of six months or the period for which the employee’s right to reemployment is provided either by statute or by contract). “Separation from service” also means the permanent decrease in the employee’s service for the Company and all controlled group members to a level that is no more than 20% of its prior level. For this purpose, whether a “separation from service” has occurred is determined based on whether it is reasonably anticipated that no further services will be performed by the employee after a certain date or that the level of bona fide services the employee will perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the employee has been providing services less than 36 months).

(b)     Director.    If the participant is a Director, the expiration of his position as a Director and of all contracts under which services are performed for the Company and all members of the controlled group and the expiration is a good-faith and complete termination of the contractual relationship.

Section 16.10     Section 409A.    It is intended that the Awards provided under this Plan shall either be exempt from application of, or comply with, the requirements of final regulations under Section 409A of the Code. This Plan shall be construed, administered, and governed in a manner that effects such intent, and neither the Company nor the Committee shall take any action that would be inconsistent with such intent and the Company shall make payments or delivery under Awards in such time and manner as the Company or Committee determines would minimize or reduce the risk of adverse taxation under Section 409A of the Code. In the event that the Company or Committee reasonably determines that the payment under any Award under this Plan may be subject to taxation under Section 409A of the Code, the Committee or Board of Directors, shall have the authority to adopt, prospectively or retroactively, such amendments to this Plan or to take any other actions it determines necessary or appropriate to (a) exempt the payment under any Award under this Plan from Section 409A of the Code or (b) comply with the requirements of Section 409A of the Code. In no event, however, shall this Section or any other provision of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan and the Company shall have no responsibility for tax consequences to any participant (or his or her beneficiary) resulting from the terms or operation of this Plan. For purposes of Section 409A of the Code, any multiple payments made pursuant to an Award under this Plan are intended to constitute the right to a series of separate payments or benefits.

Section 16.11     Six Month Delay.    Notwithstanding any other provision of this Plan or any Award Agreement, and solely to the extent that any payment under an Award issued pursuant to this Plan is not exempt from the requirements of Section 409A of the Code, if the participant is a “key employee” (as defined under Section 416(i) of the Code without regard to paragraph (5) thereof) on the date of a separation from service, and the Employer’s stock is publicly traded on an established securities market or otherwise, all payments under an Award issued pursuant to this Plan that would otherwise be paid or provided during the first six (6) months following such separation from service (other than payments exempted under Section 409A of the Code) shall be accumulated through and paid or provided (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code, in effect on the date of the separation from service) within thirty (30) days following the six (6) month anniversary of such separation from service. Notwithstanding the foregoing, payments delayed pursuant to this paragraph shall commence as soon as practicable following the date of death of the participant prior to the end of the six (6) month period but in no event later than ninety (90) days following the date of death. Any provision or provisions in this Plan or any Award Agreement that provide that such non-exempt payments are to be made prior to the earlier of the expiration of the six-month delay period or death are of no effect and the Award Agreement shall be construed and enforced as if such provision had not been included.

Section 16.12     No Change or Acceleration.    Notwithstanding any other provision of this Plan or any Award Agreement, no date or form of payment under an Award which is not exempted from the requirements of Section 409A of the Code shall be changed unless such change is permitted by this Plan or such Award Agreement and complies with Treasury Regulation Section 1.409A-2(b). In addition, no payment of any cash, Stock or other remuneration, which is deferred compensation under Section 409A of the Code and not exempted from the requirements of Section 409A of the Code, shall be accelerated unless such acceleration is permitted by this Plan or the Award Agreement and complies with Treasury Regulation Section 1.409A-3(j).

Section 16.13     Detrimental Activity and Recapture Provisions.    Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any detrimental activity. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.

ARTICLE 17

Substitution Awards

Section 17.1     Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted share units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for common shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

Section 17.2     In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

Section 17.3     Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 17.2 or 17.3 above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Article 3 of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 17.2 or 17.3 above will be added to the aggregate plan limit contained in Article 3 of the Plan.

ARTICLE 18

Effective Date

Section 18.1     Effective Date/Termination.    The effective date of this Olympic Steel, Inc. 2007 Omnibus Incentive Plan, as amended and restated, is the date of its approval by Shareholders on April 29, 2016. No grant will be made under this Plan on or after the tenth anniversary of such date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

OLYMPIC STEEL

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern Daylight Time, on April 29, 2016.

Vote by Internet

- Go to **www.investorvote.com/ZEUS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

1. Election of four Directors:

Nominees: 01 - David A. Wolfort 02 - Ralph M. Della Ratta 03 - Howard L. Goldstein 04 - Dirk A. Kempthorne

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for 2016.	☐	☐	☐
3. Approval, on an advisory basis, of Olympic Steel, Inc.'s named executive officer compensation.	☐	☐	☐
4. Approve the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

OLYMPIC **STEEL**

Proxy — OLYMPIC STEEL, INC.

This Proxy is Solicited by the Board of Directors

At the Annual Meeting of Shareholders of OLYMPIC STEEL, INC. to be held on April 29, 2016, and at any adjournment, MICHAEL D. SIEGAL and DAVID A. WOLFORT, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares of the following matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement, the receipt of which is acknowledged.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign, date and return this proxy card. Unless otherwise specified on the reverse side, this proxy will be voted FOR the election as Directors of all the nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee herein becomes unavailable to serve or for good cause will not serve, and in their best judgement on any other matters that may properly come before the Annual Meeting and any adjournments thereof.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY.

(Continued and to be signed on reverse side)